UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
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NORD RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

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NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 15, 2008

Dear Stockholder:

     The Annual Meeting of Stockholders (the “Annual Meeting”) of Nord Resources Corporation (the “Company”) will be held at the Embassy Suites, located at 3110 East Skyline Drive, Tucson, Arizona 85718, on October 15, 2008 at 10:00 a.m. (Mountain Time).

     At the Annual Meeting, stockholders will be asked to:

1.	elect Ronald A. Hirsch, John T. Perry, Stephen D. Seymour, Douglas P. Hamilton, John F. Cook and T. Sean Harvey to our Board of Directors;

2.	ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.	approve the Company’s Amended and Restated 2006 Stock Incentive Plan; and

4.	transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record of the Company’s common stock at the close of business on September 5, 2008 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     It is important that your shares be represented and voted at the Annual Meeting. If you are a registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding voting instructions. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

     If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of September 5, 2008 prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee) you must also provide proof of beneficial ownership as of September 5, 2008, such as your most recent account statement prior to September 5, 2008, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

September 12, 2008	By Order of the Board of Directors

Ronald A. Hirsch
Chairman of the Board

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2008

THE ANNUAL MEETING

General

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Nord Resources Corporation (“we”, the “Company” or “Nord”) for use in connection with the Company’s 2008 annual meeting of stockholders to be held on October 15, 2008 at 10:00 a.m. (Mountain Time) at the Embassy Suites, located at 3110 East Skyline Drive, Tucson, Arizona, 85718 and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting.

     This proxy statement, the notice of annual meeting, the enclosed form of proxy and our Annual Report on Form 10-KSB for the year ended December 31, 2007 are expected to be mailed to our stockholders on or about September 23, 2008.

     Our principal executive office is located at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Entitlement to Vote

     If you are a registered holder of shares of our common stock on September 5, 2008 (the “Record Date”), you may vote those shares of our common stock in person at the annual meeting or by proxy in the manner described below under “Voting of Proxies.” If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Voting of Proxies

     You can vote the shares that you own of record on the Record Date by either attending the annual meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the annual meeting and to vote in person.

You may revoke your proxy at any time before it is voted by:

(a) filing a written notice of revocation of proxy with our corporate secretary at any time before the taking of the vote at the annual meeting;

(b) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary at any time before the taking of the vote at the annual meeting; or

(c) attending at the annual meeting, giving affirmative notice at the annual meeting that you intend to revoke your proxy and voting in person. Please note that your attendance at the annual meeting will not, in and of itself, revoke your proxy.

     All shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying notice of meeting. The shares represented by each proxy will also be voted for or against such other matters as may properly come before the annual meeting in the discretion of the persons named in the proxy as proxy holders. We are not aware of any other matters to be presented for action at the annual meeting other than those described herein.

     Any written revocation of proxy or subsequent later-dated proxy should be delivered to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attention: Wayne M. Morrison, Secretary.

Record Date and Shares Entitled to Vote

     Our Board of Directors has fixed the close of business on September 5, 2008 as the Record Date for the determination of stockholders entitled to notice of and to vote at the annual meeting. At the Record Date, there were approximately 68,483,635 shares of our common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record at the Record Date. There are no separate voting groups or separate series of stock. There is no cumulative voting in the election of directors.

Quorum

     A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the annual meeting is one-third of our issued and outstanding shares of common stock as of the Record Date.

     In order to be counted for purposes of determining whether a quorum exists at the annual meeting, shares must be present at the annual meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

1.	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

2.	shares represented by properly executed proxies for which no instruction has been given; and

3.	broker non-votes.

     Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Votes Required

     Proposal One – Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock voting is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. A vote is withheld when a properly executed proxy is marked WITHHOLD for the election of one or more directors. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors.

     Proposal Two – Appointment of Accountants: The affirmative vote of the holders of a majority of our common stock represented at the annual meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be “votes cast”, and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

     Proposal Three – Approval of Amended and Restated 2006 Stock Incentive Plan: The affirmative vote of the holders of a majority of our common stock represented at the annual meeting in person or by proxy is required for the approval of our Amended and Restated 2006 Stock Incentive Plan. Stockholders may vote in favor or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be “votes cast”, and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

Stockholder Proposals

No proposals have been received from any stockholder to be considered at the annual meeting.

Other Matters

     It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

Solicitation of Proxies

     This proxy solicitation is made on behalf of our Board of Directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold as of the Record Date. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 5, 2008 regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and
  each executive officer, each director and all of our directors and executive officers as a group.

     The number of shares beneficially owned and the percentage of shares beneficially owned are based on 68,483,635 shares of common stock outstanding as of September 5, 2008.

     For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following September 5, 2008, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	As of September 5, 2008
Name and Address of Beneficial Owner	Shares(1)		Percent
Named Executive Officers and Directors(2)
Ronald A. Hirsch(3)	7,407,191	(4)	10.7%
Chairman
John T. Perry (5)	2,239,047	(6)	3.2%
President, Chief Executive Officer and Director
Stephen D. Seymour	5,063,185	(7)	7.3%
Director
Douglas P. Hamilton(8)	300,000	(9)	*
Director
John F. Cook(8)	512,920	(10)	*
Director
T. Sean Harvey (11)	381,250	(12)	*
Director
Erland A. Anderson(13)	1,700,000	(14)	2.5%
Executive Vice President and Chief Operating Officer
Wayne M. Morrison(15)	86,666	(16)	*
Vice President, Chief Financial Officer, Secretary and Treasurer
Directors and Executive Officers as a Group (Eight Persons)	17,690,259	(17)	24.3%
Beneficial Owners of in Excess of 5% (other than
Named Executive Officers and Directors)
Sprott Asset Management	11,193,000	(18)	15.5%
Libra Fund LP	8,777,000	(19)	12.4%
Geologic Resource Fund	7,926,950	(20)	11.4%
RBC Global Resources Fund	6,900,000	(21)	9.7%
Sentry Select Precious Metals and Mining Trust	4,618,200	(22)	6.6%

*Less than 1%

(1)

Based on 68,483,635 shares of common stock issued and outstanding as of September 5, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This table does not reflect up to 15,333,350 shares of common stock issuable upon the exercise of common stock purchase warrants, which in turn were issued upon the conversion of the special warrants sold in an unregistered offering in June 2007. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and except as noted below.

(2)	The address of the executive officers and directors is c/o Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.
(3)	Mr. Hirsch also held the position of Chief Executive Officer of the Company until February 15, 2006. Mr. Hirsch remains Chairman of the Board of Directors.
(4)	Includes warrants to acquire up to 380,000 shares of common stock exercisable within sixty days. Also includes options to acquire up to 283,333 shares of common stock exercisable within 60 days.
(5)	Mr. Perry was appointed to the Board of Directors on June 11, 2007 and was appointed President and Chief Executive Officer of the Company effective April 23, 2007.
(6)	Includes options to acquire up to 933,333 shares of common stock and warrants to acquire up to 142,857 shares of common stock exercisable within 60 days.
(7)

Includes warrants to acquire up to 380,000 shares of common stock and options to acquire up to 383,333 shares of common stock exercisable within 60 days, 1,575,000 shares of common stock held by Mr. Seymour as a co-trustee of a trust,

320,757 shares of common stock held jointly with his spouse, and 36,300 owned by his spouse. Mr. Seymour disclaims beneficial ownership of the 36,300 shares of common stock owned by his spouse.
(8)	Messrs. Hamilton and Cook were appointed to the Board of Directors of the Company on February 15, 2006.
(9)	Includes options to acquire up to 300,000 shares of common stock exercisable within 60 days.
(10)

Includes warrants to acquire up to 71,429 shares of common stock exercisable within sixty days and 141,491 shares of common stock, all of which are owned by Tormin Resources Limited, a company owned and controlled by Mr. Cook. Also includes options to acquire up to 300,000 shares of common stock exercisable within 60 days.

(11)	Mr. Harvey was appointed to the Board of Directors on June 11, 2007.
(12)	Includes warrants to acquire 93,750 shares of common stock and options to acquire up to 100,000 shares of common stock exercisable within 60 days.
(13)

Mr. Anderson was also President and a director of the Company until February 15, 2006. Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on February 15, 2006, and succeeded Mr. Tintor as President and Chief Executive Officer, on an interim basis, on August 21, 2006. Mr. Nicholas Tintor served as President and Chief Executive Officer from February 15, 2006 until August 21, 2006 when he was succeeded by Mr. Anderson. At the time of his resignation on August 21, 2006, Mr. Tintor held 233,614 shares of common stock and warrants to acquire up to 57,143 shares of common stock exercisable within 60 days. On April 23, 2007, Mr. Anderson resigned as interim President and Chief Executive Officer and was appointed Executive Vice President and Chief Operating Officer.

(14)	Includes options to acquire up to 875,000 shares of common stock exercisable within 60 days.
(15)	Mr. Morrison was appointed Vice President, Chief Financial Officer, Secretary and Treasurer on January 8, 2008.
(16)	Includes options to acquire 66,666 shares of common stock exercisable within 60 days.
(17)	Includes options to acquire up to 3,241,666 shares of common stock and warrants to acquire up to 1,068,036 shares of common stock exercisable within 60 days.
(18)	Includes warrants to acquire up to 3,731,000 shares of common stock exercisable within 60 days.
(19)	Includes warrants to acquire up to 2,194,250 shares of common stock exercisable within 60 days.
(20)	Includes warrants to acquire up to 892,000 shares of common stock exercisable within 60 days.
(21)	Includes warrants to acquire up to 2,300,000 shares of common stock exercisable within 60 days.
(22)	Includes warrants to acquire up to 1,539,400 shares of common stock exercisable within 60 days.

     We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting, except in so far as they may be elected to office:

1.	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;
2.	each nominee for election as one of our directors; or
3.	any associate of any of the foregoing persons.

     None of the above persons has received any extra or special benefit in their capacity as a security holder of the Company.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

     We propose to elect six directors, each to hold office until each director’s successor is elected and qualified at our next annual meeting.

     The persons named in the enclosed proxy will vote for the election of the nominees listed under “Nominees for Election of Directors” below unless you instruct them otherwise, or unless a nominee is unwilling to serve as a director of our Company. Our Board of Directors has no reason to believe that any nominee will be unwilling to serve, but if a nominee should determine not to serve, the persons named in the proxy may vote for another candidate nominated by our Board of Directors.

     The affirmative vote of a plurality of the votes present in person or by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of each nominee as a director. Our Amended Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

     Ronald A. Hirsch, John T. Perry, Stephen D. Seymour, John F. Cook, Douglas P. Hamilton and T. Sean Harvey, each of whom is a current director, have been nominated by our Board of Directors for election. It is the intention of the persons named in the accompanying form of proxy to vote proxies for the election of these individuals and each of the nominees has consented to being named in this proxy statement and to serve, if elected. In the event that any or all of these individuals should for some reason, presently unknown, become unavailable for election, the persons named in the form of proxy intend to vote for substitute nominees.

Directors and Executive Officers

     The following table provides information regarding our directors (each of whom is a nominee for re-election to our Board of Directors) and executive officers:

Name and Municipality		Current Office with
of Residence	Age	Nord Resources Corporation	Director Since

Ronald A. Hirsch(1) Laguna Beach, CA	65	Director and Chairman	September 7, 2000

John T. Perry(2) Tucson, AZ	42	President, Chief Executive Officer and a Director	June 11, 2007

Stephen D. Seymour Baltimore, MD	66	Director	October 15, 2003

Douglas P. Hamilton North Chatham, MA	66	Director	February 15, 2006

John F. Cook Roslin, ON, Canada	68	Director	February 15, 2006

T. Sean Harvey Toronto, ON, Canada	48	Director	June 11, 2007

Erland A. Anderson(3) Tucson, AZ	65	Executive Vice President and Chief Operating Officer	N/A

Wayne M. Morrison(3) Tucson, AZ	51	Vice President and Chief Financial Officer, Secretary and Treasurer	N/A

(1)	Mr. Hirsch also held the position of Chief Executive Officer of the Company until February 15, 2006. Mr. Hirsch remains Chairman of the Board of Directors.
(2)	Mr. Perry was appointed to the Board of Directors on June 11, 2007 and was appointed President and Chief Executive Officer of the Company effective April 23, 2007.
(3)

Mr. Anderson was also President and a director of the Company until February 15, 2006. Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on February 15, 2006, and succeeded Mr. Tintor as President and Chief Executive Officer, on an interim basis, on August 21, 2006. On April 23, 2007, Mr. Anderson resigned as interim President and Chief Executive Officer and was appointed Executive Vice President and Chief Operating Officer.

(4)	Mr. Morrison was appointed Vice President, Chief Financial Officer, Secretary and Treasurer on January 8, 2008.

     The following is a description of the business background of the directors and executive officers of our company.

     Ronald A. Hirsch – Mr. Hirsch has been a director of our company since September 7, 2000 and Chairman since October 20, 2003. He was also Chief Executive Officer from October 20, 2003 until February 15, 2006. Mr. Hirsch has over 30 years experience in the investment and corporate finance community. From January 2000 to October 2003, he was the President of Hirsch Enterprises, a private investment firm based in Laguna Beach, California. Until 1997, Mr. Hirsch was Senior Vice President -Investments with Lehman Brothers in New York where he was employed for 20 years and previous to that was with Dean Witter for five years. He holds a bachelors degree in economics from Michigan State University and pursued advanced studies in Finance at New York University.

     John T. Perry – Mr. Perry has been a director of our company since June 11, 2007 and President and Chief Executive Officer since April 23, 2007. Mr. Perry was appointed as our Senior Vice President and Chief Financial Officer on April 1, 2005 and Secretary and Treasurer in September 2005 and acted as such until January 2008. Mr. Perry has over 17 years (1989 to present) of mining and metals industry experience. Before joining our company, Mr. Perry was Vice President, Director with CB Richard Ellis, International Mining and Metals Group from December 2003 to August 2005. Prior to that, he held various positions with BHP Billiton Base Metals and BHP Copper Inc., including Vice President Finance with BHP Billiton Base Metals from August 2002 to November 2003, President, BHP Copper, Inc. from August 1999 to August 2002, and Vice President Finance and Administration for BHP Copper, Inc. He is a Certified Public Accountant and holds an undergraduate degree in Accounting and Finance as well as an MBA from the University of Arizona. He is also a director of Homeland Uranium Incorporated.

     Stephen D. Seymour – Mr. Seymour was appointed a director of our company on October 15, 2003. He has over 30 years experience in sales, marketing and finance. Mr. Seymour has owned and been employed by Rockland Investments since 1986. He spent 15 years with Westinghouse Broadcasting where he was head of all television sales and marketing and a member of the board of the Broadcasting Division. Since 1980, he has specialized in leveraged buy outs, turnaround situations and under managed and under capitalized ventures. Mr. Seymour holds an undergraduate degree from Rutgers University and an MBA from Columbia University.

     Douglas P. Hamilton – Mr. Hamilton has been a director of our company since February 15, 2006. He has over 30 years of experience in operations and finance in the power generation, automotive and aerospace industries. Mr. Hamilton has been retired since 1997. Prior to his retirement, he was Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996-1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. (1993-1996). Prior to that, he held various executive and management positions at United Technologies, Corporation and Ingersoll-Rand Company. Mr. Hamilton holds an AB degree in Engineering Science from Dartmouth College and an MBA in accounting from Columbia University.

     John F. Cook – Mr. Cook has been a director of our company since February 15, 2006. Mr. Cook is the President of Tormin Resources Limited, a private company providing consulting services to the mining industry. He holds a Bachelor of Engineering (Mining), C. Eng UK, and P. Eng Ontario, and brings to Nord more than 40 years of experience in the operations and management of mining companies.

Mr. Cook’s positions included Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974-78), Associate and Principal, Golder Associates Ltd. (1978-83), Senior Project Manager, General Manager, and Vice President Engineering, Lac Minerals Ltd. (1983-90), Vice President Operations, Goldcorp Inc. (1990-94), and Navan Resources Plc, Operations Director (1994-96). Currently, Mr. Cook serves as the Chairman of Premier Gold Mines Limited and the President of San Anton Resources Corporation. He is also a director of Anaconda Mining Inc., GLR Resources Inc., Uranium City Resources Inc., MBMI Resources Inc. and Homeland Uranium Inc.

     T. Sean Harvey – Mr. Harvey was appointed as a director of the Company on June 11, 2007. He is a co-founder and, since January 2004, has served as the Non-Executive Chairman of Andina Minerals, Inc., a Toronto-based exploration-stage mining company listed on the TSX Venture Exchange. Mr. Harvey also served as the President, Chief Executive Officer and a director of Orvana Minerals Corp. (April 2005 – May 2006), a mining company listed on the Toronto Stock Exchange, and as the President, Chief Executive Officer and a director of Atlantico Gold Inc. (May 2003 – January 2004), a private company that acquired the Amapari gold project in Brazil in 2003, and that was subsequently acquired by Wheaton River Minerals Ltd. Prior to that, Mr. Harvey served as: the President, Chief Executive Officer, Chief Operating Officer and a director of TVX Gold Inc. (April 2001 – January 2003), a mining company listed on the Toronto and New York Stock Exchanges; a financial consultant to the EBX Group of Companies based in Rio de Janeiro (April 2000 – March 2001); a Director at Deutsche Bank Securities Limited (August 1998 – March 2000) in Toronto, where he was a member of the Investment Banking Group and the Global Mining and Metals team; a Director at Nesbitt Burns Inc. (Burns Fry Ltd.) (February 1990 – July 1998) in Toronto, where he was a member of the Investment Banking Group; a Financial Analyst at IBM Canada Limited (February 1989 – February 1990); and an Assistant Manager, CIBC (March 1988 – February 1989). Mr. Harvey holds an Honours Bachelor of Arts degree (Economics and Geography) and a Master of Arts degree (Economics) from Carleton University, a Bachelor of Laws degree from the University of Western Ontario and an MBA from the University of Toronto. He is also a member of the Law Society of Upper Canada.

     Erland A. Anderson – Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on April 23, 2007. Prior to that, he served as interim President and Chief Executive Officer from August 21, 2006 to April 23, 2007. Prior to this, Mr. Anderson had served as our Chief Operating Officer and Executive Vice President since February 15, 2006, and as our President and a director from October 2003 until February 15, 2006. Mr. Anderson has over 35 years of operational experience in the mining industry. From December 30, 2002 to October 2003, he was our Vice President. From June, 1999 to December 30, 2002, he served as the Company’s Operations Manager and from 1994 to 1999 was North American Operations Manager for Nord Pacific Limited. Prior to 1994, Mr. Anderson was Vice President of Minera Roca Roja, S.A. de C.V., Walhalla Mining Company and Keweenaw Copper Company and a Director of Technical Services for St. Joe Minerals Corporation where he was employed for 14 years and had responsibility for mine planning and technical services. Mr. Anderson holds a degree in Civil Engineering Technology from Michigan Technological University and is a member of the Society for Mining, Metallurgy, and Exploration of the American Institute of Mining, Metallurgical, and Petroleum Engineers.

     Wayne M. Morrison – Mr. Morrison was appointed Vice President and Chief Financial Officer on January 8, 2008. Prior to that, he served as our Controller from December 3, 2007 to January 8, 2008. Prior to joining our company, Mr. Morrison was Vice President, Finance and Administration of AmpliMed Corp., a privately-held biotech company, from March 2005 until December 2007. From February 2002 to October 2004, Mr. Morrison held the position of Vice President and Chief Financial Officer of Fastrac 24/7, a privately-held information processing company, and from October 1997 to January 2002, he was President of Par One Golf Ventures, a privately-held golf promotion company. Mr. Morrison’s experience also includes past employment as a Certified Public Accountant with PricewaterhouseCoopers for four years. He earned a Bachelor of Science Degree in Accounting from the University of Delaware and an MBA from the Kenan-Flagler Business School of the University of North Carolina.

     Our directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors or until their resignation or removal. Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors.

Significant Employees

     We do not have any significant employees other than our executive officers.

Family Relationships

     None of our directors or executive officers are related.

Meetings of Directors During the Last Fiscal Year

     The Company’s Board of Directors held 27 meetings during the fiscal year ended December 31, 2007. Each director attended at least 75% of the aggregate of: (i) the total number of board meetings held while he was a director; and (ii) the total number of meetings held by committees on which he served during the periods that he served.

     The Company does not have a formal policy with respect to director attendance at annual stockholders meetings, however, all directors are encouraged to attend. A total of three directors from the Board of Directors as it was comprised at the time attended the annual stockholders meeting last year.

Board Independence

     The Board of Directors has determined that Douglas P. Hamilton, John F. Cook, Stephen Seymour and T. Sean Harvey each qualify as independent directors under the listing standards of the American Stock Exchange (the “AMEX”).

     In determining Mr. Stephen Seymour’s independence, the Board of Directors considered certain loans and advances that Mr. Seymour had previously made to the Corporation and which have been repaid by the Corporation. For further details on these transactions, please refer to the section entitled “Certain Relationships and Related Transactions” under the headings “TMD Acquisition”, “Revolving Line of Credit” and “Convertible Promissory Notes”. The Board of Directors determined that since these transactions relate to the repayment of outstanding loans or advances made by Mr. Seymour to or on behalf of the Corporation, that such transactions were not compensatory in nature and do not interfere with Mr. Seymour’s ability to exercise independent judgment.

Committees of the Board of Directors

     Our Board of Directors currently has three board committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. These Committees were established in February 2006.

     The following provides information regarding each of the Company’s board committees and summarizes the functions of each of the committees.

Audit Committee

     Our Audit Committee has been structured to comply with Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Audit Committee is comprised of Douglas P. Hamilton, John F. Cook, and T. Sean Harvey, all of whom qualify as independent directors under the rules of the AMEX. Douglas P. Hamilton is the Chairman of the Audit Committee and our Board of Directors has determined that he satisfies the criteria for an audit committee financial expert under applicable rules of the Securities and Exchange Commission (“SEC”). Each Audit Committee member is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

     The Audit Committee will meet with management and our external auditors to review matters affecting the Company’s financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee will review our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off balance sheet transactions.

     The Audit Committee is also mandated to monitor our Company’s audit and the preparation of financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our company’s public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the Board of Directors. The Audit Committee and Board of Directors each have the authority to terminate the external auditor’s engagement (subject to confirmation by our stockholders). The Audit Committee will also approve in advance any permitted services to be provided by the external auditors which are not related to the audit.

     We will provide appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

     The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the AMEX. A copy of the Audit Committee charter was attached as an exhibit to our proxy statement for the 2006 annual meeting of stockholders.

     The Audit Committee discharged its mandate in respect of the financial year ended December 31, 2007, including the review and recommendation to the Board in respect of all financial disclosure contained in our company’s public documents. The Audit Committee held two meetings during the year ended December 31, 2007, and also acted through the adoption of written consent resolutions as permitted under the Delaware General Corporation Law and our company’s Amended and Restated Bylaws.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007 with the Company’s management. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C., the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed, with Mayer Hoffman McCann P.C., their independence. The Audit Committee considered the compatibility of non-audit services with the auditors’ independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. The Audit Committee has selected Mayer Hoffman McCann P.C. to serve as the Company’s Independent Registered Public Accounting Firm for the year 2008.

The Audit Committee of the Board of Directors of Nord Resources Corporation:

Douglas P. Hamilton (Chairman)
T. Sean Harvey
John F. Cook

Compensation Committee

     The Compensation Committee is comprised of Douglas P. Hamilton, John F. Cook and T. Sean Harvey, all of whom qualify as independent directors under the rules of the AMEX. John F. Cook is the Chairman of the Compensation Committee. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of directors, executive officers and providing advice on compensation structures in the various jurisdictions in which our Company operates. In addition, the Compensation Committee reviews our overall salary objectives and any significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options and incentive and deferred compensation benefits.

     The Compensation Committee operates pursuant to a written charter, adopted by the Board of Directors in March 2008, a copy of which is attached as Schedule A. The Compensation Committee held three meetings during the year ended December 31, 2007.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is comprised of Stephen Seymour, Douglas P. Hamilton and John F. Cook, each of whom qualify as independent directors under the rules of the AMEX. Mr. Seymour is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of our company, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The Committee is responsible for the development and implementation of corporate communications to ensure the integrity of our disclosure controls and procedures, internal control over financial reporting and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of our Board of Directors’ relationship with our management.

     The Corporate Governance and Nominating Committee identifies individuals believed to be qualified to become board members and recommends individuals to fill vacancies. There are no minimum qualifications for consideration for nomination to be a director of the Company. The Committee will assess all nominees using the same criteria. In nominating candidates, the Committee takes into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character, as well as the needs of the Company. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the Committee and will evaluate nominees for election in the same manner whether the nominee has been recommended by a stockholder or otherwise. To recommend a nominee, please write to the Corporate Governance and Nominating Committee c/o Nord Resources Corporation, Attn: Secretary, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

     The Corporate Governance and Nominating Committee does not currently have a written charter but is considering adopting a formal charter to govern its responsibilities and conduct. The Corporate Governance and Nominating Committee did not hold any meetings during the year ended December 31, 2007.

Stockholder Communications

     Stockholders may contact an individual director, the Board of Directors as a group, or a specified board committee or group, including the non-employee directors as a group, either by: (a) writing to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attn: Board of Directors; or (b) sending an e-mail message to info@nordresources.com.

     Our Secretary will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, to the appropriate committee of the Board of Directors or the entire Board of Directors depending on the nature of the communication. Such communications will be assessed by the recipients as soon as reasonably practical taking into consideration the nature of the communication and whether expedited review is appropriate.

Code of Ethics

     We have a Code of Ethics that applies to all directors and officers. This code summarizes the legal, ethical and regulatory standards that must be followed and is a reminder to the directors and officers of the seriousness of that commitment. Compliance with this Code of Ethics and high standards of business conduct is mandatory for each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	compliance with applicable governmental laws, rules and regulations;

3.	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the Code of Ethics; and

4.	accountability for adherence to the Code of Ethics.

     The Company will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Nord Resources Corporation, at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Involvement in Certain Legal Proceedings

     Except as disclosed in this proxy, during the past five years none of our directors or executive officers is, or has been, a general partner or executive officer of any business that filed a bankruptcy petition (or had a bankruptcy petition filed against it), either at the time of filing or within two years prior to such time.

     None of our directors or executive officers has, within the past five years, been convicted in a criminal proceeding or been the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

     None of our directors or executive officers has, within the past five years, been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

     None of our directors or executive officers has, within the past five years, been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity

Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Certain Relationships and Related Transactions

     Except for the transactions described below, since the beginning of our last fiscal year, none of our directors, nominees, officers or principal stockholders, nor any immediate family member of the foregoing, have any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which our company was or is to be a participant and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

TMD Acquisition

     In May 2004, we commenced pursuing an opportunity to acquire assets comprising ASARCO Inc.’s Tennessee Mines Division zinc business. Ronald Hirsch, the Chairman of our Board of Directors, and Stephen Seymour, a director of our company, subsequently agreed to assist us to preserve this opportunity by assuming the right to acquire ASARCO’s zinc assets, and assigning such right to TMD Acquisition, a corporation formed specifically to facilitate an asset purchase agreement with ASARCO dated March 21, 2005 in respect of the zinc assets. The principals of TMD Acquisition are Ronald Hirsch and Stephen Seymour.

     Pursuant to a Settlement Agreement and a related Assignment Agreement dated as of October 18, 2006 between our company and TMD Acquisition, we took an assignment of the asset purchase agreement between TMD Acquisition and ASARCO. We also agreed to reimburse TMD Acquisition for certain expenses in the aggregate amount of $365,000, and to assume certain accounts payable in the aggregate amount of $101,442, which had been incurred by TMD Acquisition in the preservation of the opportunity to acquire ASARCO’s zinc assets. We had previously advanced to TMD Acquisition the aggregate amount of $50,000 (evidenced by demand promissory notes dated February 27, 2006 and May 8, 2006, each in the principal amount of $25,000) to cover certain expenses that TMD Acquisition has incurred in preserving the opportunity to acquire ASARCO’s zinc assets. The loan was repaid by TMD Acquisition on December 27, 2006.

     Although ASARCO's trustee in bankruptcy sold the zinc assets, we instructed counsel to preserve any right of action that we might have against ASARCO and ASARCO’s trustee in bankruptcy. On December 12, 2006 we entered into a settlement agreement with ASARCO pursuant to which ASARCO paid us $475,000 in consideration of the execution and delivery by the parties of mutual general releases.

     The TMD Settlement Agreement provided that we would reimburse the $365,000 in expenses incurred by TMD Acquisition upon the earlier of certain specified events but no later than December 22, 2006. In addition, if we received any cash payment on account of the claim against ASARCO, we were required to first remit such portion of the cash payment to TMD Acquisition as will be required to fully pay the outstanding balance of TMD’s expenses. However, TMD Acquisition agreed to defer reimbursement of its expenses until our company’s financial position had improved. We repaid all outstanding amounts owed to TMD Acquisition on June 13, 2007, out of the net proceeds of the special warrant financing which closed on June 5, 2007.

Revolving Line of Credit

     On June 21, 2005, we entered into a $600,000 revolving line of credit agreement with Ronald Hirsch and Stephen Seymour. The line of credit was subject to interest at 6.0% per annum, and was to have matured on December 31, 2005. It was collateralized by accounts receivable, inventory, property and equipment, and other assets, but was later subordinated to our secured bridge loan from Nedbank. The maturity date was extended several times and ultimately was agreed to be the earlier of: (a) July 12, 2007; or (b) the closing of (i) an equity offering in which our company raised not less than $20,000,000, or (ii) a significant corporate transaction which resulted in a change of control of our company, or which involved a sale, lease, exchange or other transfer of all or substantially all of our company's assets or assets valued at $12,000,000 or greater. In addition, commencing May 1, 2006, the interest rate was changed from 6.0% per annum to M&T Bank's prime rate.

     In consideration for the issuance of the line of credit, our company agreed to issue to the lenders four shares of common stock and four warrants for every $1 loaned to our company. Each warrant entitles the lender to purchase one share of common stock at an exercise price of $0.25 for a period of three years. We drew down a total of $564,812 in principal, and we issued a total of 2,260,000 fully paid and non-assessable shares of common stock and 2,260,000 common stock warrants, under this facility. These shares, and the shares issuable upon exercise of these warrants, were made subject to registration rights.

     We repaid the outstanding principal and interest under this facility, totaling $569,664, on June 7, 2007.

Convertible Promissory Notes

     We issued a convertible promissory note dated August 19, 2004 to Stephen Seymour in the principal amount of $66,000, and a convertible promissory note dated October 4, 2004 to Ronald Hirsch in the principal amount of $106,000. We applied the proceeds from the loans evidenced by these notes to our working capital. The loans were subject to interest at 10% per annum, were unsecured and were extended several times, but ultimately were extended to mature on the earlier of: (a) July 12, 2007; or (b) the closing of (i) a registered equity offering and/or a debt project financing in which we raise not less than $25,000,000, or (ii) a significant corporate transaction which results in a change of control of our company, or which involves a sale, lease, exchange or other transfer of all or substantially all of our company's assets or assets valued at $12,000,000 or greater. These loans were repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.20 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.20 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.20 per share as the holder could determine. These loans were subordinated to our bridge loan from Nedbank Limited.

     On June 29, 2004, Ronald Hirsch exercised 1,750,000 stock options at an exercise price of $0.02 per share, for a total of $35,000. Subsequently, during April 2005, we agreed to rescind this stock option exercise and to reinstate the original 1,750,000 options at the exercise price and with the expiration date of the options under the original grant, in order to facilitate tax planning by Mr. Hirsch. Mr. Hirsch agreed that we could retain the $35,000 that he had paid to exercise the stock options as working capital, and we issued Mr. Hirsch a convertible promissory note for $35,000, dated as of June 29, 2004, being the date of the rescinded option exercise. The promissory note was subject to interest at 10% per annum, was unsecured and was extended several times, but ultimately was extended to mature on the earlier of: (a) July 12, 2007; or (b) the closing of (i) a registered equity offering and/or a debt project financing in which we raise not less than $25,000,000, or (ii) a significant corporate transaction which results in a change of control of our company, or which involves a sale, lease, exchange or other transfer of all or substantially all of our company's assets or assets valued at $12,000,000 or greater. This loan was repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.175 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.175 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.175 per share as the holder may determine. This loan was subordinated to the Bridge Loan with Nedbank Limited.

     We repaid the loans evidenced by these convertible promissory notes on June 29, 2007. We repaid 50% of the outstanding principal and interest, amounting in total to $132,636, in cash, and we issued: (a) 130,000 fully paid and non-assessable shares of common stock to Mr. Hirsch upon conversion of 50 percent of the outstanding principal and interest under the $35,000 convertible promissory note dated June 29, 2004, at a conversion price of $0.175 per share; (b) 212,195 fully paid and non-assessable shares of common stock to Mr. Seymour upon conversion of 50 percent of the outstanding principal and interest under the $66,000 convertible promissory note dated August 19, 2004, at a conversion price of $0.20 per share; (c) 337,458 fully paid and non-assessable shares of common stock to Mr. Hirsch upon conversion of 50 percent of the outstanding principal and interest under the $106,000 convertible promissory note dated October 4, 2004, at a conversion price of $0.20 per share. These shares were issued subject to registration rights.

Compensatory Arrangements

     On June 14, 2007 we paid a total of $1,942,623 in accrued and outstanding consulting fees, salaries and bonuses which have accrued over the past four years to Ronald Hirsch, the Chairman of our Board of Directors, John Perry, our President and Chief Executive Officer, and Erland Anderson, our Executive Vice President and Chief Operating Officer, as follows:

Name of Officer	Amount Paid	Nature of Payment
Ronald Hirsch	$145,000	Accrued consulting fees
	954,157	Accrued salary and bonus
John Perry	150,000	Accrued bonus
Erland Anderson	693,466	Accrued salary and bonus
	$1,942,623

Participation By Officers and Directors in Private Placements

     In September 2005, we commenced a private placement of equity securities up to a maximum of 1,428,571 units, whereby one unit, consisting of one share of common stock and a warrant to purchase one share of common stock, was offered for $0.35 per unit. We sold 899,644 units for a total of $314,875. The stock purchase warrants have an exercise price of $0.40 and expire in three years. We issued these securities to accredited investors, relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. Certain of our executive officers and former or current directors participated in the private placement as follows: Nicholas Tintor (57,143 units), Wade D. Nesmith (30,000 units), John T. Perry (142,857 units) and Tormin Resources Limited, a company owned and controlled by John F. Cook, (71,429 units). All insiders participated on the same terms as third party purchasers.

     In June 2007, we completed an unregistered private placement offering of 30,666,700 special warrants. The special warrants were offered and sold at a price of $0.75 per special warrant, for aggregate gross proceeds of $23,000,025. Each special warrant was convertible into one fully-paid and non-assessable share of common stock and one-half of one common share purchase warrant for no additional consideration. The special warrants were governed by the terms of a special warrant indenture among the Company, Computershare Trust Company of Canada, as the special warrant trustee, and Blackmont Capital Inc., dated June 5, 2007. Under the terms of the special warrant indenture, we:

(a)	filed and obtained a receipt for a Canadian non-offering prospectus to qualify the issuance in Canada of (i) the shares of common stock and the warrants issuable upon conversion of the special warrants, and (ii) the shares of common stock issuable upon exercise of the warrants, and

(b)

filed a registration statement under the Securities Act of 1933, as amended, to register the resale of (i) the shares issuable upon conversion of the special warrants, and (ii) the shares issuable upon exercise of the warrants.

     Pursuant to the terms of the indenture, the special warrants were automatically converted into the underlying common shares and warrants on December 21, 2007. As a result of the conversion, the Company issued 30,666,700 shares of common stock and 15,333,350 warrants, each exercisable into one share of common stock at an exercise price of $1.10 per share for a period of five years from the special warrant’s issuance. The warrants are governed by the terms of a warrant indenture between us and Computershare Trust Company of Canada, as the warrant agent, dated June 5, 2007. The conversion of the special warrant did not result in any additional proceeds to the Company.

     Mr. Harvey purchased 187,500 Special Warrants which were subsequently converted into 187,500 shares of common stock and 93,750 warrants on December 21, 2007. He was subsequently appointed to our Board of Directors on June 11, 2007, and has agreed to stand for re-election as a director for the ensuing year.

     Other than compensatory arrangements described under “Executive Compensation,” we have no other transactions, directly or indirectly, with our promoters, directors, senior officers or principal stockholders, which have materially affected or will materially affect us.

Conflicts of Interest

     To our knowledge, and other than as disclosed in this proxy statement, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based on our review of the reports furnished to us by our officers, directors and greater than ten percent stockholders, during the fiscal year ended December 31, 2007, all such reports were timely filed, except as follows:

Reporting Person	No. of Late Reports During the Fiscal Year Ended December 31, 2007
Sean Harvey	1
Wexford Capital LLC	1
Wexford Catalyst Trading Ltd.	1
Wexford Spectrum Trading Ltd.	1

EXECUTIVE COMPENSATION

Summary Compensation Table

     Particulars of compensation awarded to, earned by or paid during the last two fiscal years to:

(a)	the person(s) serving as our company’s principal executive officer during the year ended December 31, 2007;

(b)

each of our company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the year ended December 31, 2007, and whose total compensation exceeds $100,000 per year; and

(c)

individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the year ended December 31, 2007;

(individually a “named executive officer” and collectively, the “named executive officers”) are set out in the summary compensation table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation Compen- sation ($)	Total ($)
Ronald A. Hirsch Chairman (2)	2007 2006	110,321 200,000(3)	- 300,000(4)	- -	250,881 -	- -	-	5,770(13) 11,538(5)	366,972 511,538
Nicholas Tintor President and Chief Executive Officer(6)	2007 2006	- -	- 88,235	- -	- -	- -	- -	- 233,000(7)	- 321,235
Erland A. Anderson Executive Vice- President and Chief Operating Officer(8)	2007 2006	152,522 150,000(9)	- 300,000(4)	- -	159,272 126,633(10)	- -	- -	10,096(13) 8,654(5)	321,890 585,287
John T. Perry President and Chief Executive Officer	2007 2006	192,308(14) 203,000(11)	- 375,000(4)(12)	- -	331,693 143,835	- -	- -	11,538(13) -	535,539 721,835

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 and 2006 financial years (the 2006 amounts also includes amount recognized in prior financial years) for the fair value of stock options granted to each Named Executive Officer, in accordance with SFAS 123R. The Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the options, refer to Note 13 under the heading “Stock-Based Compensation” in our consolidated financial statements.

(2)	Mr. Hirsch resigned as Chief Executive Officer of our company effective February 15, 2006, but remains Chairman of the Board.
(3)	$200,000 of salary deferred in each of 2006 and 2005. This amount was paid on June 11, 2007. (See “Interest of Management and Others in Material Transactions – Compensatory Arrangements”).
(4)

On October 16, 2006, our company’s board of directors declared bonuses of $300,000 to each of Mr. Hirsch, Mr. Anderson and Mr. Perry for their significant efforts despite, in the case of Mr. Hirsch and Mr. Anderson, having agreed to defer cash compensation over several years and, in the case of Mr. Perry, having agreed to accept unregistered stock in lieu of a cash salary, in each case until our company had obtained sufficient financing, to: (a) bring our company back into compliance with its reporting obligations under the Exchange Act after a lapse in reporting of approximately six years; (b) address and settle a myriad of outstanding issues with various creditors, litigants, the Arizona Department of Environmental Quality and other third parties; (c) secure bridge financing for our company, thereby preserving the assets for the benefit of our company’s stockholders; and (d) generally position our company to seek additional financing or as an attractive takeover target. The bonuses were accrued and to be paid when our company had sufficient funds to make the payments, as determined in the discretion of the board of directors. These amounts were paid as to $150,000 to Mr. Perry on April 17, 2007 and the remaining amounts on June 14, 2007. (See “Interest of Management and Others in Material Transactions – Compensatory Arrangements”).

(5)	Vacation earned but not taken during the 2006 calendar year.
(6)	Mr. Tintor resigned as President and Chief Executive Officer on August 21, 2006.
(7)

We entered into a settlement agreement with Mr. Tintor following his resignation as our President and Chief Executive Officer pursuant to which we paid Mr. Tintor a total of $233,000 as follows: we paid $70,000 in cash upon execution of the agreement on September 29, 2006, and we paid the balance of $163,000 by issuing a total of 139,880 fully paid and non- assessable shares of common stock of our company to Mr. Tintor on January 7, 2007. Mr. Tintor had been granted 500,000 options on May 16, 2006, with a fair value of $188,806. These options were cancelled on September 29, 2006 pursuant to the settlement agreement. Additionally, Mr. Tintor had accrued but unpaid salary of $37,500 in 2006 which was forgiven pursuant to the settlement agreement.

(8)

Mr. Anderson was also President and a director of the company until February 15, 2006. Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on February 15, 2006, and succeeded Mr. Tintor as interim President and Chief Executive Officer, on an interim basis, on August 21, 2006. On April 23, 2007, Mr. Anderson resigned as President and Chief Executive Officer and was appointed Executive Vice President and Chief Operating Officer.

(9)	$90,000 of salary was deferred in 2006.
(10)

On February 1, 2006, Erland Anderson voluntarily surrendered for cancellation stock options entitling him to purchase up to 675,000 shares of our common stock at an exercise price of $0.02 per share, being the market price of one share of common stock on the grant date. In exchange for such options, Mr. Anderson was granted replacement options entitling him to purchase up to 675,000 shares of our common stock, exercisable for five years at an exercise price of $0.50 per share.

(11)	Fair value of shares in lieu of salary. The shares are “restricted securities” within the meaning assigned in Rule 144(a)(3) under the Securities Act of 1933.
(12)

Fair value of shares. We agreed to issue 500,000 shares of common stock to Mr. Perry as a signing bonus upon his employment by our company, of which 250,000 shares valued at $75,000 were issued upon the execution of the original memorandum of understanding between our company and Mr. Perry, and the remaining 250,000 shares valued at $75,000 were issued in April 2006. The shares are “restricted securities” within the meaning assigned in Rule 144(a)(3) under the

Securities Act of 1933.
(13)	Vacation earned but not taken during the 2007 calendar year.
(14)

Per his employment agreement, Mr. Perry elected to receive 100,000 shares with a fair market value of $80,000 in lieu of salary during the first two quarters of the calendar year 2007. The shares are “restricted securities” within the meaning assigned in Rule 144(a)(3) under the Securities Act of 1933.

Outstanding Equity Awards as of December 31, 2007

     The following table summarizes the outstanding equity awards as of December 31, 2007 for each of our named executive officers:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald Hirsch	50,000 91,668	100,000 183,332	N/A N/A	$0.68 $0.85	6/11/2017 7/11/2017	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Erland A. Anderson	675,000 83,333 16,667	N/A 166,667 33,333	N/A N/A N/A	$0.50 $0.68 $0.85	2/01/2011 6/11/2017 7/11/2017	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
John T. Perry	216,667 200,000 100,000 100,000 100,000	433,333 N/A N/A N/A N/A	N/A N/A N/A N/A N/A	$0.68 $0.30 $0.40 $0.50 $0.60	6/11/2017 4/01/2010 4/01/2010 4/01/2010 4/01/2010	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A

     On June 11, 2007, the board of directors granted 500,000 common stock purchase options to John Perry, 250,000 common stock purchase options to Erland Anderson and 150,000 common stock purchase options to Ronald Hirsch. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable to acquire one share of our common stock for a period of ten years at a price of $0.68 per share. One-third of the options vested on the grant date and the remaining options will vest as to one-third on each of the first and second anniversaries of the grant date. Mr. Perry was granted an additional 150,000 options on the same terms in his capacity as a director of the company. (See “Compensation of Directors” below.)

     On July 11, 2007, the board of directors granted an additional 50,000 common stock purchase options to Erland Anderson. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable to acquire one share of our common stock for a period of ten years at a price of $0.85 per share. One-third of the options vested on the grant date and the remaining will vest as to one-third on each of the first and second anniversaries of the grant date.

     On July 11, 2007 the board of directors granted 275,000 common stock purchase options to Ronald Hirsch. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable for a period of ten years at a price of $0.85 per share. One-third of the options vested on the grant date and the remaining options will vest as to one-third on each of the first and second anniversaries of the grant date.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

The following discussion of certain employment agreements entered into with our executive officers does not purport to be complete and is qualified in its entirety by reference to each such agreement, copies of which have been filed with the SEC.

Ronald Hirsch

     Ronald Hirsch serves as Chairman of our company’s board of directors pursuant to an executive employment agreement dated January 2, 2004. The executive employment agreement originally governed the terms of Mr. Hirsch’s employment as our Chief Executive Officer, until his resignation from that position effective February 15, 2006. The original term of this executive employment agreement was for three years, expiring on January 2, 2007. The executive employment agreement has been renewed until January 2, 2009, and is subject to automatic renewals for successive one year periods unless cancelled by either of the parties.

     The executive employment agreement provides that, absent a change in control, if we were to terminate Mr. Hirsch for any reason without cause (other than due to death or disability), we would have to pay to Mr. Hirsch: (i) his accrued unpaid salary, bonuses and expenses, if any; (ii) his base salary for 12 months; and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event we were to terminate Mr. Hirsch for any reason other than for cause or due to death or disability, we would be required to pay Mr. Hirsch all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his annual base salary, and we would be required to pay for his health, medical, and disability insurance premiums for a period of 18 months. Mr. Hirsch may also elect to terminate his employment following a change of control and receive these payments.

     Effective October 18, 2006, we entered into an agreement amending our executive employment agreement with Mr. Hirsch, pursuant to which we have paid Mr. Hirsch all of his accrued consulting fees for services provided by him to our company between May 1, 2001 and October 19, 2003, and all of his accrued and unpaid salary. As described in more detail below, the amended executive employment agreement contains certain provisions that will apply if our company becomes a party to a “Significant Transaction,” which is defined to mean a significant transaction in which: (i) any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of our company representing or convertible into 51% or more of the common stock of our company; or (ii) there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of our company or of assets of our company valued at $12,000,000 or greater.

     Our amended executive employment agreement with Mr. Hirsch provides, among other things, that:

  Mr. Hirsch’s base salary in his capacity as Chairman from February 15, 2006 to February 15, 2007 continued at the original level provided for in his executive employment agreement of $200,000 per annum, and was reduced to $100,000 per annum thereafter;

  Notwithstanding Mr. Hirsch’s retirement, resignation or termination for any reason other than for cause or as a result of a Significant Transaction which is accompanied by a change of majority ownership of our company, our company shall continue to provide health insurance benefits to Mr. Hirsch until he reaches the age of 65;

  If our company enters into an agreement with respect to a Significant Transaction which is accompanied by a change of majority ownership of our company, Mr. Hirsch will voluntarily resign as Chairman effective immediately prior to the completion of the Significant Transaction;

  In the event that Mr. Hirsch ceases to be employed by our company (other than by way of termination for cause) in connection with the completion of a Significant Transaction, other than one which is accompanied by a change of majority ownership of our company, we must provide to Mr. Hirsch certain payments and benefits set forth in the executive employment agreement - subject to execution and delivery by Mr. Hirsch to our company of a mutual and general release of claims - including the payment to Mr. Hirsch of an amount equal to three times his annual base salary in a lump sum within 60 days following termination of employment; and

  In the event of the completion of a Significant Transaction which is accompanied by a change of majority ownership of our company, Mr. Hirsch will not be entitled to receive the lump sum payment equal to three times his annual base salary.

Nicholas Tintor

     On February 15, 2006, Nicholas Tintor accepted our offer to serve as President and Chief Executive Officer of our Company pursuant to a letter agreement that contemplated the execution and delivery of a definitive Executive Employment Agreement between our company and Mr. Tintor within 30 days of the date of his acceptance of our offer.

     We agreed to pay Mr. Tintor a signing bonus of $150,000, payable as to $75,000 as soon as practicable following the adoption of a formal stock incentive plan and $75,000 on the one-year anniversary of his acceptance. The bonus was to be paid in shares of common stock, to be issued as fully paid and non-assessable at a deemed issue price per share equal to the market price of our common stock, less a 15% discount to reflect their status as “restricted securities” with the meaning assigned in Rule 144 under the Securities Act of 1933, as amended. On May 12, 2006, we issued 176,471 shares of our common stock to Mr. Tintor in payment of the initial $75,000 installment of the signing bonus; the shares were valued at $88,236 at the time of issuance. Additionally, we granted Mr. Tintor 500,000 options to purchase shares of common stock with a term of three years.

     Mr. Tintor resigned as our President and Chief Executive Officer effective August 21, 2006, and we subsequently entered into a settlement agreement with Mr. Tintor. At the time of his resignation, we and Mr. Tintor had been negotiating the terms of the definitive Executive Employment Agreement in good faith. The term of his Executive Employment Agreement was to have been for three years and his initial salary was fixed at $6,000 per month, increasing to $200,000 per annum contingent and effective upon our receiving funding of at least $25,000,000. Mr. Tintor’s salary was being accrued but unpaid until such time as our company received such funding.

     Under the settlement agreement, in consideration of a mutual release of claims, we paid Mr. Tintor $70,000 in cash upon execution of the agreement on September 29, 2006, and we paid an additional $163,000 to Mr. Tintor by issuing a total of 139,880 fully paid and non-assessable shares of common stock to him on January 7, 2007. The 500,000 options that had been granted to Mr. Tintor were cancelled on September 29, 2006 pursuant to the settlement agreement.

Erland A. Anderson

     Erland Anderson serves as our company’s Executive Vice President and Chief Operating Officer pursuant to an executive employment agreement dated January 2, 2004. The executive employment agreement originally governed the terms of Mr. Anderson’s employment as our company’s President. In order to permit the appointment of Nicholas Tintor as President and Chief Executive Officer, Mr. Anderson resigned as President effective February 15, 2006, and he was immediately appointed as our company’s Executive Vice President and Chief Operating Officer. Mr. Anderson was reappointed interim President and Chief Executive Officer upon Mr. Tintor’s resignation effective August 21, 2006. Mr. Anderson resigned as President and Chief Executive Officer upon Mr. Perry’s appointment to those positions on April 23, 2007, and he was immediately reappointed as Executive Vice President and Chief Operating Officer. The board of directors authorized an increase in his annual base salary from $150,000 to $175,000 effective July 9, 2007.

     The initial term of Mr. Anderson’s executive employment agreement was for three years and it expired on January 2, 2007. The executive employment agreement has been renewed until January 2,

2009 and is subject to automatic renewal for successive one year periods unless cancelled by either of the parties.

     Absent a change in control, if we terminate Mr. Anderson for any reason without cause other than due to death or disability, we must pay to Mr. Anderson: (i) his accrued unpaid salary, bonuses and expenses, if any; (ii) his base salary for 12 months; and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event we terminate Mr. Anderson for any reason other than for cause or due to death or disability, we are required to pay Mr. Anderson all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his annual base salary, and we are required to pay for his health, dental, and disability insurance premiums for 18 months. Mr. Anderson may also elect to terminate his employment following a change of control and receive these payments.

     On February 1, 2006, Mr. Anderson, voluntarily surrendered for cancellation stock options entitling him to purchase up to 675,000 shares of our common stock at an exercise price of $0.02 per share, being the market price of one share of common stock on the date of grant. In exchange for such options, we granted to Mr. Anderson replacement options entitling him to purchase up to 675,000 shares of our common stock, exercisable for five years at an exercise price of $0.50 per share.

     Effective October 18, 2006, we entered into an agreement amending our executive employment agreement with Mr. Anderson, pursuant to which we have paid Mr. Anderson all of his accrued and unpaid salary. As described in more detail below, the amended executive employment agreement contains certain provisions that will apply if our company becomes a party to a “Significant Transaction.” The definition of “Significant Transaction” in our amended executive employment agreement with Mr. Anderson is identical to that contained in our amended executive employment agreement with Mr. Hirsch.

     Our amended executive employment agreement with Mr. Anderson provides, among other things, that:

  If our company enters into an agreement with respect to a Significant Transaction which is accompanied by a change of majority ownership of our company, Mr. Anderson will voluntarily resign as an officer of our company, effective immediately prior to the completion of the Significant Transaction;

  In the event that Mr. Anderson ceases to be employed by our company (other than by way of termination for cause) in connection with the completion of a Significant Transaction other than one which is accompanied by a change of majority ownership of our company, we must provide to Mr. Anderson certain payments and benefits set forth in the executive employment agreement - subject to execution and delivery by Mr. Anderson to our company of a mutual and general release of claims - including the payment to Mr. Anderson of an amount equal to three times his annual base salary in a lump sum within 60 days following termination of employment; and

  In the event of the completion of a Significant Transaction which is accompanied by a change of majority ownership of our company, Mr. Anderson will not be entitled to receive the lump sum payment equal to three times his annual base salary, but he will be entitled to receive $150,000.

John T. Perry

     Effective April 1, 2005, we hired John Perry as our Senior Vice President and Chief Financial Officer. On April 18, 2005, we entered into an employment agreement with Mr. Perry. On February 15, 2006, we entered into a waiver agreement with Mr. Perry to confirm the waiver of any rights that he may have had under his employment agreement with respect to the changes to the composition of the Board of Directors. Effective October 18, 2006, we entered into an Amendment of Employment Agreement with

Mr. Perry and, on September 9, 2008, we entered into an Amended and Restated Executive Employment Agreement (the “Perry Agreement”) with Mr. Perry to update and clarifiy certain terms of his employment with us, as described below:

     Pursuant to the terms of the Perry Agreement, Mr. Perry will continue to serve as our President and Chief Executive Officer. Mr. Perry will perform such duties and responsibilities as set out in the Perry Agreement and as our board of director’s may from time to time reasonably determine and assign as is customarily performed by persons in such an executive position.

     In consideration for Mr. Perry’s services, we have agreed to:

  continue to pay Mr. Perry an annual salary in the amount of $200,000;

  continue to provide Mr. Perry with bonuses from time-to-time as determined by our compensation committee; and

  continue to allow Mr. Perry to participate in our 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our company during the term of employment to compensate or provide incentives to qualifying senior executives of the Company.

     Prior to its amendment, Mr. Perry’s employment agreement included certain provisions that would apply if the Company entered into an agreement with respect to a Significant Transaction, including the requirement that Mr. Perry immediately resign as an officer the Company, and the obligation of the Company to make certain payments and provide certain benefits to Mr. Perry. “Significant Transaction” was defined to mean a significant transaction in which (i) any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the common shares of the Company, or (ii) there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of assets of the Company valued at $12,000,000 or greater.

     The provisions applicable in the event of a Significant Transaction have been eliminated from the Perry Agreement, but the Perry Agreement contains certain provisions that will apply if Mr. Perry resigns or is terminated without cause following a change of control of the Company, including the following:

  the Company will pay Mr. Perry an amount equal to three times his base salary in a lump sum within 60 days;

  if Mr. Perry elects continuation of coverage of medical and dental benefits under the United States Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay 100% of such premiums for the first 18 months of coverage;

  the Company will pay the premiums necessary for continuation of any supplemental disability policy or, at the election of the Company, a lump sum amount equal to the aggregate premiums to be paid on such a policy, in either case for a period of 18 months; and

  immediate vesting and/or issuance of all unvested stock options, grants, rights or other equity.

     Mr. Perry’s term of employment under the Perry Agreement will end on April 22, 2009. The Perry Agreement is subject to automatic extension for successive periods of one additional year unless either the Company or Mr. Perry provides written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then-current term of the agreement.

     The Perry Agreement provides that the Company may terminate Mr. Perry’s employment without cause, in which event:

  Mr. Perry will be entitled to continue to receive his base salary for the greater of (a) the remainder of the then-current term of the Perry Agreement, and (b) 12 months;

  if Mr. Perry is eligible for and elects to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 following the date of his termination, the Company will pay the premiums until the earlier of (a) the expiration of the Perry Severance Term, or (b) the date on which Mr. Perry commences employment with another employer who provides health insurance benefits at least as favorable as those provided by the Company; and

  immediate vesting and/or issuance of all unvested stock options, grants, rights or other equity.

Wayne Morrison

     Wayne Morrison was appointed as our company’s Vice President and Chief Financial Officer effective as of January 8, 2008. Our company and Mr. Morrison were parties to a letter agreement dated December 3, 2007, whereby Mr. Morrison was offered the position of Controller of our company, effective December 1, 2007, with a view toward Mr. Morrison’s appointment as Vice President and Chief Financial Officer upon confirmation of acceptability of Mr. Morrison as an executive officer from the Toronto Stock Exchange. Effective September 9, 2008, we entered into an executive employment agreement (the “Morrison Agreement”) with Mr. Morrison.

     Pursuant to the terms of the Morrison Agreement, Mr. Morrison will continue serve as our Vice President and Chief Financial Officer. Mr. Morrison will perform such duties and responsibilities as set out in the Morrison Agreement and as our board of director’s may from time to time reasonably determine and assign as is customarily performed by persons in such an executive position.

     In consideration for Mr. Morrison’s services, we have agreed to:

  continue to pay Mr. Morrison an annual salary in the amount of $150,000;

  continue to provide Mr. Morrison with bonuses from time-to-time as determined by our compensation committee; and

  continue to allow Mr. Morrison to participate in our 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our company during the term of employment to compensate or provide incentives to qualifying senior executives of the Company.

     The Morrison Agreement contains certain provisions that will apply if Mr. Morrison resigns or is terminated without cause following a change of control of the Company, including the following:

  the Company will pay Mr. Morrison an amount equal to three times his base salary in a lump sum within 60 days;

  if Mr. Morrison elects continuation of coverage of medical and dental benefits under the United States Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay 100% of the premiums for the first 18 months of coverage; and

  the Company will pay the premiums necessary for continuation of any supplemental disability policy or, at the election of the Company, a lump sum amount equal to the aggregate premiums to be paid on such a policy, in either case for a period of 12 months.

     Mr. Morrison’s term of employment under the Morrison Agreement will end on November 30, 2010. The Morrison Agreement is subject to automatic extension for successive periods of one additional year unless either the Company or Mr. Morrison provides written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then-current term of the agreement.

     The Morrison Agreement provides that Company may terminate Mr. Morrison’s employment without cause, in which event:

  Mr. Morrison will be entitled to continue to receive his base salary for 24 months; and

  if Mr. Morrison is eligible for and elects to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, following the date of his termination, the Company will pay the premiums until the earlier of (a) the expiration of the Morrison Severance Term, or (b) the date on which Mr. Morrison commences employment with another employer who provides health insurance benefits at least as favorable as those provided by the Company.

Performance Incentive Plan

     On July 31, 2007, we adopted a performance incentive plan (the “Performance Plan”) for the purpose of retaining and providing an incentive to certain key employees involved in restarting and commissioning the Johnson Camp Mine (the “JCM”). The Performance Plan covers the period of time from July 1, 2007 to December 31, 2008 and bases its payouts on the achievement of certain key targets and milestones associated with the restart and commissioning of the JCM. The key targets and milestones are as follows:

Weight
Target or Milestone	%
First production of cathode	20%
Commencement of mining operations	10%
Completion of mining construction	10%
Achievement of the production of approximately 1,000,000 lbs of cathode, on a monthly basis	10%
Achievement of the production of approximately 2,000,000 lbs of cathode, on a monthly basis	20%
Restart and commissioning capital expenditure of less than a certain amount	20%
Self funding upside of 150% if capital expenditures are equal to or less than a certain amount
Safety – Number of Lost Time Incidents during plan period	10%

     Our Compensation Committee is responsible for administering the Plan, including selecting employees eligible to participate in the Performance Plan, determining their participation level and establishing key target dates for payments to be made under the Performance Plan.

     Under the Performance Plan, the achievement of targets or milestones is not on an “all or nothing” basis. If a milestone is achieved later than the target date set by the Compensation Committee, it will still have been achieved; however, it will have been achieved at less than 100%. The level of achievement reached with respect to the established targets or milestones will be determined by the Chief Executive Officer and President, subject to approval by the Compensation Committee

     In August, 2007, the Compensation Committee selected the employees entitled to participate in the Performance Plan and set the key target dates and payout levels under the Performance Plan. Currently, John Perry, our President and Chief Executive Officer, and Erland A. Anderson, our Executive Vice President and Chief Operating Officer, are both participants under the Performance Plan and are entitled to a maximum payout of up to 110% of their base salary during the plan period if all targets or milestones are met at 100%. Upon appointment as Vice President and Chief Financial Officer on January 8, 2008, Wayne Morrison was also selected to participate in the Performance Plan. He is entitled to a maximum payout of up to 80% of his base salary during the remaining plan period if all targets or milestones are met at 100%. Currently, various other employees are participating in the Performance Plan at lower percentages.

Compensation of Directors

     The following table summarizes the compensation of our company’s directors for the year ended December 31, 2007:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
T. Sean Harvey	-	13,819(4)	76,544	-	-	-	90,363
Wade Nesmith	25,917(5)	11,611(4)	-	-	-	-	37,528
Doug Hamilton	12,000(6)	40,000(4)	76,544	-	-	-	128,544
Stephen Seymour	4,500(7)	27,670(4)	155,788	-	-	-	187,958
John Cook	9,000(8)	32,500(4)	76,544	-	-	-	118,044

(1)

Ronald Hirsch and John Perry, members of our board of directors, are Named Executive Officers and did not receive any compensation as a director that has not been disclosed in the summary compensation table above.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of deferred stock units, or DSUs, granted in 2007 in accordance with SFAS 123R. Fair value is calculated using the average of the high and low price of our stock on the trading day prior to the date of grant. The outstanding DSUs for the directors at December 31, 2007 are as follows: Douglas Hamilton (86,231 DSUs), Stephen Seymour (56,428 DSUs), John Cook (44,411 DSUs) and T. Sean Harvey (12,771 DSUs).

(3)	This column represents the fair value of the options awarded in 2007 in accordance with SFAS 123R.
(4)	Fair value of deferred stock units issued pursuant to our Company’s 2006 Stock Incentive Plan.
(5)	Cash fees totaling $25,917.
(6)	Cash fees totaling $12,000, of which $1,500 has been deferred.
(7)	Cash fees totaling $4,500, of which $1,500 has been deferred.
(8)	Cash fees totaling $9,000, of which $1,500 has been deferred.

     On June 11, 2007, the board of directors granted 150,000 common stock purchase options to each of Ronald Hirsch, John Perry, Stephen Seymour, Douglas Hamilton, John Cook and Sean Harvey. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable for a period of ten years at a price of $0.68 per share. One-third of the options vested on the grant date and the remaining options will vest as to one-third on each of the first and second anniversaries of the grant date.

     On July 11, 2007, the board of directors granted options to acquire 125,000 and 275,000 shares of common stock to Stephen Seymour and Ronald Hirsch, respectively. These options were granted pursuant to our 2006 Stock Incentive Plan and are exercisable for a period of ten years at a price of $0.85 per share. One-third of the options vested on the grant date and the remaining options will vest as to one-third on each of the first and second anniversaries of the grant date.

     The board of directors has approved a compensation structure for our non-executive directors which is designed to fairly pay non-executive directors for work required while aligning the interests of the non-executive directors with the long-term interests of stockholders.

     Non-executive directors are entitled to receive a $25,000 annual retainer, with an additional $15,000 payable annually to the Chairman of the Audit Committee and $7,500 payable annually to the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee. All of these fees are payable in stock, restricted stock, restricted stock units or such other equity-based compensation as the board of directors determines.

     Between August 2006 and February 2007, a Special Committee was appointed by the board of directors to assist the Company in its evaluation of the potential merger with Platinum Diversified Mining, Inc. and its Subsidiaries. The Chairman of the Special Committee was entitled to receive a monthly retainer of $7,500 and the members of this committee were entitled to receive a monthly retainer of $5,000. During 2007 and 2006, the Company accrued Special Committee fees of $26,250 and $78,750, respectively. The liability was paid in cash in 2007.

     To date, the equity-based fees have been payable in shares of our common stock pursuant to our 2006 Stock Incentive Plan. The non-executive directors have limited rights, exercisable within applicable time limits, to elect to have any percentage of such awards, and any percentage of cash fees, payable in DSUs. Each of our non-executive directors exercised such rights in respect of the equity-based fees payable to him for 2007 and 2006. Accordingly, all retainer fees paid during 2007 and 2006 were paid in DSUs. The DSUs are subject to the 2006 Stock Incentive Plan. DSUs are awarded on a quarterly basis at the end of March, June, September and December, or as otherwise determined by the administrator of the 2006 Stock Incentive Plan. The number of DSUs awarded each quarter is calculated by dividing the total fees payable to each director for that quarter by the fair market value of our common stock, determined in accordance with the 2006 Stock Incentive Plan. Each DSU is the economic equivalent of one share of our common stock. The DSUs will be converted into shares of common stock upon the director’s termination of service, or as otherwise provided in their individual deferral election.

     During 2007, Wade Nesmith received 16,470 deferred stock units; Douglas Hamilton, the Chairman of our Audit Committee, received 45,888 deferred stock units; John Cook, the Chairman of our Compensation Committee, received 37,285 deferred stock units; and Stephen Seymour received 30,675 deferred stock units. During 2007, 90,027 DSUs were converted into common shares. The deferred stock units are subject to the 2006 Deferred Stock Unit Plan.

     We paid cash fees to our non-executive directors totaling $170,667 during the year ended December 31, 2007 as follows:

Name	Amount of Cash Fees Paid
Wade Nesmith	$89,667	(1)
Doug Hamilton	40,500	(2)
John Cook	30,000	(3)
Stephen Seymour	10,500	(4)
	$170,667

(1)	Includes $63,750 of fees accrued in 2006 and paid in 2007.
(2)	Includes $30,000 of fees accrued in 2006 and paid in 2007.
(3)	Includes $22,500 of fees accrued in 2006 and paid in 2007.
(4)	Includes $7,500 of fees accrued in 2006 and paid in 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NUMBER TWO:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     Mayer Hoffman McCann P.C. has been appointed as our independent registered public accountants for the year ending December 31, 2008. Mayer Hoffman McCann P.C. audited the Company’s financial statements for the years ended December 31, 2007 and 2006.

     The Company anticipates that a representative of Mayer Hoffman McCann P.C. will be present at the annual meeting. The representative will have the opportunity to make a statement if they desire to do so. It is expected the representative will not be available to respond to questions.

     In the event ratification by the stockholders of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants is not obtained, our Board of Directors will reconsider such appointment.

Principal Accountant Fees and Services

     Mayer Hoffman McCann P.C. performed the services listed below and was paid the fees listed below for the fiscal years ended December 31, 2007 and 2006:

Audit Fees
2007	2006
$380,175	$272,289

     Audit Fees consists of fees billed for professional services rendered for the audits of our financial statements, reviews of interim financial statements included in quarterly reports, services performed in connection with filings with the SEC and related comfort letters and other services that are normally provided by Mayer Hoffman McCann P.C. in connection with statutory and regulatory filings or engagements.

Audit - Related Fees
2007	2006
None	None

     Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees
2007	2006
$22,225	$71,961

     Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

All Other Fees
2007	2006
None	None

     All Other Fees consists of fees billed for accounting services related to stock options and financing matters.

Pre-Approval of Services by the Independent Auditor

     The Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor, Mayer Hoffman McCann P.C. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by Mayer Hoffman McCann P.C. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by Mayer Hoffman McCann P.C. which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by Mayer Hoffman McCann P.C. The Audit Committee was formed in February of 2006. Since that time, the Audit Committee has approved all of the audit and permitted non-audit services performed by Mayer Hoffman McCann P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO
RATIFY THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE
YEAR ENDING DECEMBER 31, 2008

PROPOSAL NUMBER THREE:

APPROVAL OF AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

     On March 24, 2006, our Board of Directors adopted resolutions approving and authorizing, subject to stockholder approval, our 2006 Stock Incentive Plan (the “Plan”). The Plan was approved at the annual general meeting of stockholders held on October 18, 2006.

     Our shares of common stock were subsequently listed for trading on the Toronto Stock Exchange (“TSX”) on January 1, 2008. The TSX has reviewed the Plan and has requested certain minor amendments to clarify certain provisions and make the Plan compliant with its policies and, accordingly, we have amended and restated and are seeking stockholder approval for the Amended and Restated 2006 Stock Incentive Plan (the “Amended Plan”) in accordance with applicable rules. The form of resolution to be passed at the meeting approving the Amended Plan is set forth in Schedule B hereto.

Amendments to the Plan

The following minor amendments have been made to the Plan as requested by the TSX:

(a) Subsection 4.2(g) of the Plan relating to the Administrator’s (as defined below) power to amend the terms of outstanding awards under the Plan has been deleted as this power is encompassed in Section 28 of the Plan (and the paragraphs following subsection 4.2(g) have been renumbered);

(b) Subsection 6.1(c) of the Plan has been amended to clarify that the Administrator may issue stock appreciation rights under the Plan;

(c) Sections 8.1, 8.2 and 8.3 of the Plan relating to restricted stock awards have been amended to clarify that (i) awards of restricted stock under the Plan shall be evidenced by award agreements and the issuance of restricted stock certificates, (ii) when restricted stock awards are made for a purchase price, such purchase price shall be based on the Fair Market Value of the Company’s stock on the date of grant (which generally would be the closing sales price of the Company’s shares of common stock on the TSX on the last trading day immediately preceding the grant date), and (iii) in the event the Administrator determines that dividends paid on restricted stock must be reinvested in shares of the Company, such shares shall be issued under the Plan based on the Fair Market Value of such stock at the time;

(d) Section 10.3 of the Plan relating to restricted stock unit awards has been amended to clarify that, when restricted stock units are issued at a purchase price, such purchase price shall be based on the Fair Market Value of the underlying stock on the date of grant;

(e) Section 16.1 of the Plan relating to the payment for shares purchased under the Plan has been amended to clarify (i) in subparagraph (b) that payment for shares purchased pursuant to the Plan may be made by surrendering for cancellation shares with a Fair Market Value equal to the purchase price, and (ii) in subparagraph (c) with respect to a deemed net-stock exercise, that shares with a Fair Market Value equal to the value of the exercise price pursuant to a deemed net-stock exercise may be forfeited as payment of the purchase price;

(f) Section 17.2 of the Plan relating to withholding tax obligations has been amended to clarify that shares tendered to satisfy a Grantee’s withholding tax obligations shall be cancelled upon receipt by the Company;

(g) Section 19.1 of the Plan relating to Corporate Transactions and Related Entity Dispositions (as defined in the Plan) has been amended to clarify that, in the event of a Corporate Transaction or Related Entity Disposition in which the Company is not the surviving corporation, the Administrator may act as provided in this section without shareholder approval;

(h) Section 19.2 of the Plan relating to the Company being the survivor in a Corporate Transaction or Related Entity Disposition has been amended to clarify that the Administrator may act as provided in the section subject to any required regulatory approvals;

(i) Section 28 of the Plan relating to amendments to the Plan has been amended as follows:

(i) the fourth paragraph relating to amendments necessary to comply with applicable laws and rules has been amended to clarify that the Administrator may act without shareholder approval or approval of the Grantee to the extent necessary or desirable to comply with the requirements of such laws and rules;

(ii) the fifth paragraph relating to certain other amendments to the Plan has been amended (A) to clarify that the Administrator may act without shareholder approval in respect of the amendments described in this paragraph, (B) to clarify those types of amendments which are of a “housekeeping” or clerical nature, and (C) for clarity to include the Administrator’s power to amend the exercise price of an award or to extend the expiry period of an award made to non-insiders without shareholder approval;

(j) Section 30 of the Plan relating to the exchange and buyout of awards has been amended to clarify that the actions of the Administrator under this provision are subject to any required shareholder or regulatory approvals;

(k) Section 31 of the Plan relating to trading prohibitions during black-out periods has been amended to clarify that, should the expiry date of an option fall within a black-out period or nine days following the expiration thereof, such expiry date shall automatically be extended to the tenth day after the end of the black-out period; and

(l) the TSX has also requested certain other minor and conforming changes to the Plan, such as the correction of typographical errors, which we have made.

     In addition, the TSX has indicated that Section 3.2 and Section 15.1 of the Plan, both relating to the grant of awards to insiders, would now appear to be duplicative as the Company’s shares are trading on the TSX and, accordingly, we have deleted Section 3.2 in its entirety (and renumbered Section 3.3) and have made conforming changes to the lead paragraph of Section 15.1.

Summary of the Amended Plan

     In accordance with applicable SEC and TSX rules, we have provided below a summary of the material terms of the Amended Plan, which is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which may be obtained without charge upon request to the Company as provided herein. The amendments to the Plan are set out in Schedule C hereto.

Purpose of the Amended Plan

     The purpose of the Amended Plan is to advance the interests of the Company by encouraging “Eligible Participants” to acquire shares of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive to advance the interests of the Company in the conduct of their affairs. “Eligible Participants” means employees, directors, officers and consultants of (a) the Company or (b) any of the following entities (each, a “Related Entity”): (i) any “parent corporation” (“Parent”) as defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) any “subsidiary corporation” (“Subsidiary”) as defined in section 424(f) of the Code (a “Subsidiary”); or (iii) any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a greater than 50% ownership interest, directly or indirectly.

     The Amended Plan provides for the granting to Eligible Participants of such incentive awards (each, an “Award”) as a committee duly appointed by the Board of Directors to administer the Plan or the Board, as the case may be, (the “Administrator”) may from time to time approve.

Authorized Shares

     A total of 6,000,000 shares of common stock may be issued under all Awards that may be granted under the Amended Plan, representing approximately 8.8% of our issued share capital as of September 5, 2008. We have issued and reserved for issuance pursuant to the exercise of Awards an aggregate of 3,270,586 shares under the Plan representing approximately 4.8% of our issued share capital as of September 5, 2008. These Awards will be assumed under the Amended Plan. We have also reserved: (a) an additional 1,725,000 of common stock for issuance under stock options granted to our directors, officers, employees and consultants outside of the Amended Plan; (b) 18,292,155 shares of common stock for issuance under convertible notes and warrants; (c) 206,673 shares of common stock for issuance pursuant to options granted in connection with the purchase of a property option; and (d) 1,840,002 shares of common stock for issuance under options issued to agents as compensation in connection with our unregistered special warrants offering in June 2007.

     The common stock to be issued under the Amended Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Award will, to the extent of any such forfeiture or termination, again be available for making awards under the Amended Plan. In addition, if the exercise price of an option, or the withholding obligation of a Grantee with respect to any Award, is satisfied by tendering shares or withholding shares, the number of shares tendered or withheld will be cancelled and will not reduce the number of shares available under the Amended Plan as they were previously issued. The market value of securities underlying Awards is $0.475 per share based on the market price of our stock on the TSX on September 5, 2008.

     We have six members on our Board of Directors, four executive officers (two of whom are members of the Board of Directors), approximately 65 employees, and various consultants, all of whom would be eligible to receive Awards under the Amended Plan.

Terms of the Amended Plan

Summary. A summary of the features of the Amended Plan follows:

(a) the Administrator will be a Committee of the Board of Directors of the Company appointed to act in such capacity, or otherwise, the Board of Directors itself;

(b) subject to applicable laws, including the rules of any applicable stock exchange or national market system, the Administrator will be authorized to grant any type of Award to an Eligible Participant (a “Grantee”) that is not inconsistent with the provisions of the Amended Plan, and the specific terms and provisions of which are set forth in an Award Agreement (as defined in the Amended Plan), and that by its terms involves or may involve the issuance of:

(i) shares of common stock of the Company (including Awards that may be earned in whole or in part upon attainment of performance criteria established by the Administrator),

(ii) a stock option (an “Option”) entitling the Grantee to purchase shares of common stock of the Company,

(iii) a stock appreciation right (an “SAR”) entitling the Grantee to acquire such number of shares of common stock of the Company (based on the Fair Market Value of the underlying stock on the date of exercise less the exercise price divided by the Fair Market Value on the exercise date) or such cash compensation as will be determined by reference to any appreciation in the value of the Company’s common stock, in accordance with terms to be established by the Administrator,

(iv) restricted stock issuable for such consideration (if any) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions including those effective upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period, and such other terms and conditions to be established by the Administrator,

(v) unrestricted stock issuable for such consideration (if any) on such terms and conditions to be established by the Administrator,

(vi) restricted stock units, subject to such restrictions as may be imposed under an Award Agreement, and represented by notional accounts maintained in the respective names of the Grantees that are valued solely by reference to shares of common stock of the Company and payable only in shares after the restrictions have lapsed, as determined by the Administrator and subject to certain limitations as set forth in the Amended Plan,

(vii) deferred stock units issuable to Eligible Directors (as defined in Subpart A to the Amended Plan) in lieu of Eligible Remuneration (as defined in Subpart A to the Amended Plan) otherwise payable in shares of common stock, and subject to settlement as provided in an Award Agreement, subject to certain limitations set forth in the Amended Plan, and represented by notional accounts maintained in the respective names of the Eligible Directors,

(viii) dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock,

(ix) any other security with the value derived from the value of the Company’s common stock, or

(x) any combination of the foregoing.

(c) unless permitted under applicable law and regulatory requirements, no Insider (as defined in the Amended Plan) is eligible to receive an Award where:

(i) the exercise price of an Award granted to an Insider cannot be reduced, or the term of the Award cannot be extended to benefit an Insider, unless the Company obtains shareholder approval, excluding the votes of securities held directly or indirectly by Insiders benefiting from such change;

(ii) the number of securities issuable to Insiders, at any time, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed ten percent (10%) of the Company’s total issued and outstanding Common Stock; and

(iii) the number of securities issued to Insiders, within any one year period, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed ten percent (10%) of the issued and outstanding Common Stock.

(d) unless and until the Administrator determines that an Award to a Grantee is not designed to qualify as Performance-Based Compensation (as defined in the Amended Plan), the following limits will apply to grants of Awards to Grantees:

(i) the maximum number of shares of common stock with respect to one or more Options and/or SARs that may be granted during any one calendar year to any one Grantee shall be 600,000 (representing less than 1% of the issued share capital of the Company as of September 5, 2008); and

(ii) the maximum aggregate grant with respect to Awards of restricted stock, unrestricted stock, restricted stock units and deferred stock units in any one calendar year to any one Grantee shall be 600,000 (representing less than 1% of the issued share capital of the Company as of September 5, 2008);

(e) each Award will be subject to a separate Award Agreement to be executed by the Company and the Grantee, which shall specify the term of the Award;

(f) the terms and conditions of any Award, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitation on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of the Award, and acceleration or waivers thereof, will be determined by the Administrator in compliance with applicable laws, including the rules of an applicable stock exchange or national market system;

(g) Awards will be transferable only to the extent provided in the relevant Award Agreement. Generally, Awards may not be pledged, encumbered or hypothecated to or in favor of any party other than to the Company or a Related Entity or Affiliate. No Award shall be sold, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that the Administrator may permit certain limited transfers of other Awards, and in the case of incentive stock options, pursuant to a qualified domestic relations order;

(h) Options may be granted upon such terms and conditions not inconsistent with the Plan as the Administrator may impose including:

(i) the Administrator may determine in its discretion whether any Option shall be subject to vesting and the terms and conditions of any such vesting;

(ii) each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than 10 years after the grant date;

(iii) the exercise price of any Option shall be determined by the Administrator when the Option is granted and may not be less than 100% of the Fair Market Value of the shares on the grant date;

(iv) if for any reason other than disability or death, a Grantee terminates Continuous Service (as defined in the Amended Plan), vested options held at the date of such termination may be exercised within three months after the date of such termination or such lesser period specified in the related Award Agreement;

(v) if a Grantee that has been granted an incentive stock option terminates employment but continues as a consultant (not a termination of Continuous Service), the Grantee shall be entitled to exercise the option within three months of termination of Continuous Service or such lesser period specified in the related Award Agreement; and

(vi) if a Grantee becomes disabled while rendering Continuous Service, or dies while employed by the Company or within three months thereafter, vested options then held may be exercised by the Grantee, or its personal representative, within one year after the termination because of the disability or death, or any lesser period specified in the related Award Agreement;

(i) an Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement. Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first. However, in the event a Grantee’s Continuous Service has been terminated for “cause”, he or she shall immediately forfeit all rights to any and all Awards outstanding;

(j) subject to applicable laws, the Administrator may at any time offer to buy out a previously granted Award for a payment in cash, shares of common stock of the Company or other consideration;

(k) the number of shares of common stock issuable under the Amended Plan, including the number of shares issuable under any outstanding Awards, is subject to adjustment in certain circumstances, including certain changes in the Company’s share capital to reflect common stock dividends, stock splits, reverse stock splits, combination or reclassification of shares or other similar events:

(l) a Grantee may exercise an Award Right (as defined in the Amended Plan) by delivering to the Company a written notice that specifies the number of Award Rights that the Grantee is exercising and, at the discretion of the Administrator, payment for shares may be made: (i) by cash, cashier’s check or wire transfer; (ii) by tendering shares of the Company’s common stock (which if acquired from the Company have been held by the Grantee for at least six months); (iii) by a deemed net-stock exercise, in which case the Grantee is deemed to have disposed of the Grantee’s right to exercise the specified number of Award Rights in the normal manner, and to have received as consideration therefor, and in full and final satisfaction of those disposed Award Rights the right to receive the appropriate number of shares of common stock, or (iv) by broker-assisted cashless exercise in which instructions are provided to a broker to settle the purchase and sale of the shares underlying the Award:

(m) the Administrator can amend the terms of any outstanding Award, provided that any amendment that would adversely affect the Grantee’s rights under an existing award will not be made without the Grantee’s consent, unless a result of a change in applicable law, and amendments will be submitted for stockholder approval to the extent required by the Code, stock exchange rules, or other applicable laws, rules or regulations;

(n) the Board of Directors of the Company may at any time amend, suspend or terminate the Amended Plan, subject to such stockholder approval as may be required by applicable laws, including the rules of an applicable stock exchange or national market system, provided that:

(i) no Award may be granted during any suspension of the Amended Plan or after termination of the Amended Plan, and

(ii) any amendment, suspension or termination of the Amended Plan will not affect Awards already granted, and such Awards will remain in full force and effect as if the Amended Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement will have to be in writing and signed by the Grantee and the Company.

     Section 162(m). Section 162(m) of the Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “Covered Employees”). However, performance-based compensation is excluded from this limitation. The Amended Plan is designed to permit the Administrator to grant awards that qualify as “performance-based compensation” under section 162(m) of the Code to any employees who are Covered Employees. The exercise or purchase price per share, if any, of such an Award may not be less than the Fair Market Value of the Company’s common stock on the date of the grant, and the grants of such Awards may only be made by a committee (or a subcommittee of a committee) which is comprised solely of two or more directors eligible under the Code to serve on a committee responsible for making Awards of performance based compensation.

     If an Award is made on this basis, the Administrator must establish performance goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Administrator may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Administrator in each case that the performance goals and any other material conditions were satisfied. The Administrator is authorized to establish performance goals that qualify as performance-based Awards to Covered Employees under Section 162(m) of the Code.

     Options. Under the Amended Plan, Options may be granted as either incentive stock options under section 422 of the Code and the regulations thereunder (“Incentive Stock Options”) or non-incentive stock options under section 83 of the Code (“Non-Qualified Stock Options”). Non-Qualified Stock Options may be granted for a term not exceeding ten years, and unless otherwise determined by the Administrator, the exercise price per share may not be less than the Fair Market Value of the Company’s common stock on the date of the grant.

     Incentive Stock Options. The specific provisions under the Amended Plan which apply to Incentive Stock Options include the following:

(a) if granted to a Grantee who at the time of the grant owns stock representing more than ten percent of the voting power of all classes of the Company or any Parent or Subsidiary, an Incentive Stock Option will be limited to a maximum term of five years, and will be subject to an exercise price per share which may not be less than 110% of the Fair Market Value of the Company’s common stock on the date of the grant;

(b) an Incentive Stock Option granted to any other Grantee may be granted for a term not exceeding ten years at an exercise price per share which may not be less than the Fair Market Value of the Company’s common stock on the date of the grant;

(c) if the aggregate Fair Market Value of common stock subject to Incentive Stock Options which become exercisable for the first time by a Grantee (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000 during any calendar year, the Incentive Stock Options to which such excess value is attributable will be treated as Non-Qualified Stock Options;

(d) any Incentive Stock Option which is not exercised following the Grantee’s termination as an Eligible Participant within the time permitted by law will automatically convert to a Non-Qualified Stock Option and will thereafter be exercisable for the period specified under the relevant award agreement.

Acceleration of Vesting, Change in Control

     Except as may otherwise be provided in an Award Agreement, the Administrator shall have the authority, in its absolute discretion, exercisable either in advance or at the time of any actual or anticipated Corporate Transaction or Related Entity Disposition (each as described in the Amended Plan) in which the Company is not the surviving corporation, without shareholder approval (a) to cancel each outstanding Award upon payment in cash to the Grantee of the amount by which any cash and the Fair Market Value of any other property which the Grantee would have received as consideration for the Shares covered by the Award if the Award had been exercised before such Corporate Transaction or Related Entity Disposition exceeds the exercise price of the Award, or (b) to negotiate to have such Award assumed by the surviving corporation. The determination as to whether the Company is the surviving corporation is at the sole and absolute discretion of the Administrator.

     In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a Corporate Transaction or Related Entity Disposition in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Award may be exercised.

The Administrator shall also have the authority:

(a) to release the Awards from restrictions on transfer and repurchase or forfeiture rights of such Awards on such terms and conditions as the Administrator may specify, and

(b) to condition any such Award’s vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition.

     Effective upon the consummation of such Corporate Transaction or Related Entity Disposition, all outstanding Awards under this Amended Plan not exercised by the Grantee or assumed by the successor corporation shall terminate.

     If there is a Change of Control (as defined in the Amended Plan), all outstanding Awards shall fully vest immediately upon the Company’s public announcement of such a change.

Federal Income Tax Consequences

     The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of Awards under the Amended Plan and the subsequent sale of common stock that will be acquired under the Amended Plan. The tax effect of exercising Awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

     The Company has been advised that, based on the current provisions of the Code, the federal income tax consequences of the grant, vesting and exercise of awards under the Amended Plan and the subsequent disposition of shares of common stock acquired under the Amended Plan will be as described below. The following discussion addresses only the general federal income tax consequences of awards. Participants in the Amended Plan are urged to consult their own tax advisers regarding the impact of federal, state and local taxes, the federal alternative minimum tax, and securities laws restrictions, given their individual situations. It is intended that the underlying benefits that are required to be treated as deferred compensation to which Section 409A is applicable, will comply with the statute and the underlying agency guidance interpreting that section.

Income Recognition Issues

     Incentive Stock Options. The grant of an option will not be a taxable event for the Grantee or for the Company. A Grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply) and any gain realized upon a disposition of common stock received pursuant to the exercise of an Incentive Stock Option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an Incentive Stock Option, except as discussed below.

     For the exercise of an option to qualify as an Incentive Stock Option, the Grantee generally must be a Company employee or an employee of a Subsidiary or a Parent from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, it is considered to be a “disqualifying disposition,” and ordinary income tax treatment will generally apply to the amount of any gain at exercise, and the balance of any gain or loss will be treated as capital gain or loss (long- term or short-term, depending on whether the shares have been held for more than one year).

     Non-Qualified Stock Options. The grant of an option will not be a taxable event for the Grantee or for the Company. Upon exercising a Non-Qualified Stock Option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a Non-Qualified Stock Option, the Grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     Stock Appreciation Rights. There are no immediate tax consequences of receiving a SAR that is settled in common stock under the Amended Plan. Upon exercising a SAR that is settled in common stock, a Grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise or the cash-settled amount if the Administrator elects to settle with cash.

     Restricted Stock. A Grantee who is awarded Restricted Stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the Grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the Grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the Grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes.

     Unrestricted Common Stock. Eligible Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares.

     Stock Units (Restricted Stock Units or Deferred Stock Units). There are no immediate tax income recognition consequences upon receipt of an Award of Restricted Stock Units or Deferred Stock Units under the Amended Plan.

     Dividend Equivalent Rights. Eligible Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the Grantee pursuant to the Award.

Income and Employment Tax Issues

     Incentive Stock Options. If the stock received through the exercise of an Incentive Stock Option is held for the required period, and there is no disqualifying disposition, the Federal Insurance Contributions Act (FICA) and Federal Unemployment Tax Act (FUTA) taxes will not apply. In an employer-employee relationship, if the stock received through the exercise of an Incentive Stock Option is not held for the required period (a disqualifying disposition), FICA and FUTA taxes will apply to the difference between the option exercise price and the fair market value of the Company’s common stock on the exercise date. This will also require reporting and payment of Old Age Survivors and Disability Insurance (“OASDI”), assuming the FICA-OASDI Taxable Wage Base has not been exceeded for the year of exercise, and Hospital Insurance (“HI”).

     Other Awards. For awards, other than Incentive Stock Options issued, and except with respect to Restricted Stock Units/Deferred Stock Units as mentioned below, in case of Awards in which the recipient is deemed an employee for income and employment tax purposes, any amount recognized as ordinary income for income tax purposes will be also recognized as wages for FICA and FUTA purposes. This will also require reporting and payment of OASDI, assuming the FICA-OASDI Taxable Wage Base has not been exceeded for the year of exercise, and HI. For Directors and Consultants who are not common-law employees for such purpose, the income from exercise of an Award will be subject to self-employment tax.

     For Restricted Stock Units/Deferred Stock Units, if the vesting and release date are different dates (unit vests but stock delivered is still subject to substantial risk of forfeiture), a Grantee will be subject to FICA upon vesting of the unit and will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period less any exercise price upon release. For Deferred Stock Units, a Director who is deemed an employee for income and employment tax purposes will be subject to FICA-OASDI taxation upon the date of the performance of services related thereto; and for income tax purposes upon receipt of the unrestricted shares.

     Business Deduction for the Company. In connection with the various Awards, the Company will generally be entitled to a business expense deduction in the same amount and generally if and when the Grantee recognizes ordinary income.

     The Company may not deduct compensation of more that $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options granted under the Amended Plan is qualified performance-based compensation and therefore not subject to the deduction limit.

     Impact of Recent Tax Law Changes. Recently adopted, Section 409A of the Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards, such as certain stock options, restricted stock units and stock appreciation rights. Section 409A requires compliance with specific rules regarding the timing of exercise or settlement of equity-based awards and, unless explicitly set forth in a plan document or award agreement, no acceleration of payment is permitted. Individuals who hold equity awards are subject to the following penalties if the terms of such awards do not comply with the requirements of Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the Eligible Participant is required to pay interest at the tax underpayment rate plus one percentage point commencing on the date these awards are no longer subject to a substantial risk of forfeiture, and (iii) the Eligible Participant incurs a 20% penalty tax on the amount required to be included in income. As set forth above, the Amended Plan and the Awards granted thereunder are intended to conform with the requirements of Section 409A.

New Amended Plan Benefits

     The following table provides information regarding Awards that have been made to the individuals listed under the Plan, which will be assumed under the Amended Plan. Additional future awards may be granted to the individuals listed and such other individuals as determined by the Board of Directors or the Administrator at their discretion. Since the granting of awards is discretionary, future awards are not determinable at this time. Information concerning certain past stock option grants is set forth under “Proposal 1 – Election of Directors”.

NEW PLAN BENEFITS
	Dollar Value	Number of
Name and Position	($)	Securities
Ronald A. Hirsch, Chairman	N/A	425,000	(1)
Erland A. Anderson, Executive Vice President and Chief Operating Officer	N/A	300,000	(2)
John T. Perry, President and Chief Executive Officer	N/A	650,000	(3)
Wayne M. Morrison, Vice President and Chief Financial Officer	N/A	200,000	(4)
Executive Group	N/A	1,575,000	(5)
Non-Executive Director Group	N/A	1,325,000	(6)

(1)

Represents options to acquire up to 150,000 shares at an exercise price of $0.68 per share until June 11, 2017 and options to acquire up to 275,000 shares at an exercise price of $0.85 per share until July 11, 2017.

(2)

Represents options to acquire up to 250,000 shares at an exercise price of $0.68 per share until June 11, 2017 and options to acquire up to 50,000 shares at an exercise price of $0.85 until July 11, 2017.

(3)	Represents options to acquire up to 650,000 shares at an exercise price of $0.68 per share until June 11, 2017.
(4)	Represents options to acquire up to 200,000 shares at an exercise price of $1.10 per share until December 3, 2012.
(5)

Represents options to acquire up to 600,000 shares at an exercise price of $1.05 per share until May 16, 2016, options to acquire up to 600,000 shares at an exercise price of $0.68 per share until June 11, 2017 and options to acquire up to 125,000 shares at an exercise price of $0.85 until July 11, 2017.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO
APPROVE THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

FORWARD–LOOKING STATEMENTS

     This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

FUTURE STOCKHOLDER PROPOSALS

     It is anticipated that the release date for the Company’s proxy statement and form of proxy for this current annual meeting of stockholders will be September 23, 2008. The deadline for submission of stockholder proposals to be included in the proxy statement and form of proxy for the Company’s next annual meeting of stockholders will be May 25, 2009. Stockholder proposals must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company’s proxy statement for that meeting.

     For any stockholder that intends to present a proposal that will not be included in the proxy statement for an annual meeting, but is instead sought to be presented directly at the annual meeting, SEC rules permit management to vote proxies in its discretion if we: (1) received notice of the proposal after the close of business on August 11, 2008 in respect of our 2008 Annual Meeting and advise stockholders in the 2008 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on August 9, 2009 in respect of our 2009 Annual Meeting.

     Proposals or notices of intention to present proposals should be addressed to: Wayne M. Morrison, Secretary, Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at One Station Place, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov that contains reports, proxy statements and other information regarding our company.

By Order of the Board of Directors of
Nord Resources Corporation

Ronald A. Hirsch
Chairman of the Board

September 12, 2008

SCHEDULE A

COMPENSATION COMMITTEE CHARTER

The Board of Directors of Nord Resources Corporation (the “Corporation”) has established a Compensation Committee (the “Committee”) comprised of at least three directors appointed by the Board. The membership, operations, authority, purpose, responsibilities and specific duties of the Committee are described below:

Membership and Operations

To serve on the Committee, a director must be independent. To be considered independent, a director must meet the criteria for independence (a) required by the corporate governance listing standards of the American Stock Exchange, the Securities and Exchange Commission, and any applicable laws and regulations, and (b) established by the Board in the Corporation’s Corporate Governance Guidelines or otherwise.

Committee members shall serve until the successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office.

The Committee’s chair shall be designated by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee. The chair of the Committee, in consultant with management and other members of the Committee, shall set meeting agendas.

The Committee may form and delegate authority to subcommittees when appropriate.

Authority

The Board of Directors has granted the Committee the authority herein provided. The Committee has been, and shall be, granted unrestricted access to all information and all employees have been, and shall be, directed to cooperate as requested by members of the Committee. The Committee has the authority to retain, at the Corporation’s expense, persons having special competencies (including, without limitation, legal, accounting, compensation or other consultants and experts) to assist the Committee in fulfilling its responsibilities. The Committee has the sole authority to terminate the Committee’s engagement of its experts in the field of executive compensation and to approve the fees and other terms of retention of such experts.

Purpose and Responsibilities

The Committee’s primary purposes are (1) to discharge the responsibilities of the Board relating to compensation of the Corporation’s directors, Chief Executive Officer and other executive officers, and (2) to produce an annual report on executive compensation for public disclosure in the Corporation’s proxy statement or otherwise, as required by applicable securities laws and the rules and regulations promulgated thereunder.

Each of the lead executives of human resources and internal audit shall have direct and unrestricted access to the Committee as well as the opportunity to meet with the entire Board.

The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a corporation.

Specific Duties

The Committee is also expected to perform the following duties:

1.

Review from time to time and approve the overall management evaluation and compensation policies of the Corporation, including, in particular, policies applicable to the Corporation’s executive officers, to ensure that management is rewarded appropriately for its contributions to the Corporation’s growth and profitability and that such compensation policies are aligned with the Corporation’s objectives and shareholder interests.

2.	Review and approve goals and objectives relevant to the compensation of the chief executive officer of the Corporation.

3.	Evaluate the performance of the Corporation’s chief executive officer in light of the above- referenced goals and objectives.

4.

Set the compensation of the Corporation’s chief executive officer (including each of the individual elements thereof) based on the above-referenced evaluation, after seeking advice and comments from the Board.

5.	Review and approve the compensation for executive officers of the Corporation other than the chief executive officer (including each of the individual elements thereof).

6.

Review, approve and periodically evaluate the Corporation’s compensation and other benefit plans, including incentive compensation and equity-based plans and programs for executive officers and senior management, and make recommendations as necessary. Review and approve any amendments and modifications to any such plan or program requiring approval of the Board of Directors, subject always to applicable shareholder approval requirements.

7.	Review, approve and periodically evaluate compliance with the Corporation's executive and director share ownership guidelines.

8.

Establish rules and regulations and perform all other administrative or management duties required of the Board or the Committee by the provisions of any compensation or benefit plan maintained by the Corporation.

9.

Review and approve the granting of options, restricted stock, stock appreciation rights and other equity-based grants to the Corporation’s executive officers and senior management consistent with the Corporation’s incentive compensation plans and programs and compensation and retention strategy, subject to ratification by the Board.

10.	Review, periodically evaluate and make recommendations to the Board regarding the compensation and benefits for the Corporation’s non-employee directors.

11.	Review and approve plans of the Corporation for management development and senior managerial succession.

A-2

12.

Make an annual report to the Board on succession planning which should include policies and principles for chief executive officer selection and performance review as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer.

13.	Oversee compliance with the applicable compensation reporting requirements of the Securities and Exchange Commission.

14.	Oversee the drafting of and approve the content of the Compensation Discussion and Analysis section of the Corporation's Proxy Statement.

15.	Recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation's Proxy Statement.

16.	Prepare and approve the Committee's Report on Executive Compensation in the Corporation's Proxy Statement.

17.	Conduct an annual performance self-evaluation of the Committee.

18.	Apprise the Board regularly of significant developments in the course of performing the above duties, including reviewing with the full Board any issues that arise.

19.	Perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

20.	Review and reassess the adequacy of this charter on a regular basis and submit any proposed revisions to the Board for consideration and approval.

A-3

SCHEDULE B

FORM OF RESOLUTION TO APPROVE THE
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
OF NORD RESOURCES CORPORATION

BE IT RESOLVED THAT:

1.

The Amended and Restated 2006 Stock Incentive Plan (the “Amended Plan”) of Nord Resources Corporation (the “Company”) in the form presented at this Annual Meeting of Shareholders of the Company (the “Meeting”) and described in the Company’s Proxy Statement relating to the Meeting be and is hereby approved;

2.

Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of and in the name of the Company, to do all such acts and things, and to execute, whether under the corporate seal of the Company or otherwise, and deliver all such documents and instruments as may be considered necessary or desirable to give effect to the foregoing.

SCHEDULE C

NORD RESOURCES CORPORATION

AMENDED AND RESTATED
2006 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Nord Resources Corporation (the “Company”) and the stockholders of the Company (the “Stockholders”) previously adopted and approved the 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board has determined that it would be in the best interests of the Company to further amend the Plan;

NOW THEREFORE, the Plan is hereby amended, effective on the date of approval by the Stockholders, as follows:

1.	Section 2 of the Plan is hereby amended by restating the definition of “Plan” to read as follows:

“Plan” means this Amended and Restated 2006 Stock Incentive Plan as amended from time to time.”

2.	Section 3.2 of the Plan is deleted in its entirety and Section 3.3 of the Plan is renumbered as Section 3.2;

3.	Subsection 4.2(g) of the Plan is deleted in its entirety and the paragraphs following renumbered;

4.	Subsection 6.1(c) of the Plan is amended by restatement in its entirety as follows:

“6.1(c) SARs;”

5.	Sections 8.1, 8.2 and 8.3 of the Plan are amended by restatement in their entirety as follows:

“Grant of Restricted Stock Awards

8.1 Subject to the terms and provisions of this Plan, the Administrator is authorized to make awards of Restricted Stock to any Eligible Participant in such amounts and subject to such terms and conditions as may be selected by the Administrator. The restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, time-based or upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter. (See Performance Goals, Section 14.4) . All awards of Restricted Stock shall be evidenced by Award Agreements and the issuance of restricted stock certificates.

Consideration

8.2 Restricted Stock may be issued in connection with:

(a) Services. Services rendered to the Company or an Affiliate (i.e. bonus); and/or

(b) Purchase Price. A purchase price based on the Fair Market Value of such stock on the date of grant, as specified in the Award Agreement related to such Restricted Stock.

Voting and Dividends

8.3 Unless the Administrator in its sole and absolute discretion otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Restricted Stock and the right to receive any dividends declared or paid with respect to such Restricted Stock. The Administrator may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock which shall be issued under the Plan based on the Fair Market Value of such stock at the time, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. ”

6.	Section 10.3 of the Plan is amended by restatement in its entirety as follows:

“Consideration

	10.3	Restricted Stock Units may be issued in connection with:

	(a)	Services. Services rendered to the Company or an Affiliate (i.e. bonus); and/or

	(b)	Purchase Price. A purchase price based on the Fair Market Value of the underlying stock on the date of grant, as specified in the Award Agreement related to such Restricted Stock Units. ”

7.	The first paragraph of Section 15.1 of the Plan is amended by restatement in its entirety as follows:

“15.1 With respect to Awards made to Insiders, the following terms and conditions shall apply in addition to those contained herein, as applicable:”

8.	Paragraphs (a), (b) and (c) Section 16.1 of the Plan are amended by restatement in their entirety as follows:

“Payment

16.1	Payment for Shares purchased pursuant to this Plan may be made

(a) Cash. By cash, cashier’s check or wire transfer.

Or at the discretion of the Administrator expressly for the Grantee and where permitted by law as follows:

(b) Surrender of Shares. By surrendering for cancellation Shares with a Fair Market Value equal to the purchase price, provided that the Shares surrendered have been owned by the Grantee for more than six (6) months, or lesser period if the surrender of Shares is otherwise exempt from Section 16 of the Exchange Act, (and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares).

(c) Deemed Net-Stock Exercise. By forfeiture of Shares with a Fair Market Value equal to the value of the exercise price pursuant to a “deemed net-stock exercise” by requiring the Grantee to accept that number of Shares determined in accordance with the following formula, rounded down to the nearest whole integer:

a = b x	c - d
c

where:
a	=	net Shares to be issued to Grantee
b	=	number of Awards being exercised
c	=	Fair Market Value of a Share
d	=	exercise price of the Awards”

9.	Section 17.2 of the Plan is amended by restatement in its entirety as follows:

“Stock for Withholding

17.2 To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Grantee to satisfy his or her obligation to pay any such withholding tax, in whole or in part, with Shares up to an amount not greater than the Company's minimum statutory withholding rate for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. The Administrator may exercise its discretion, by (i) directing the Company to apply Shares to which the Grantee is entitled as a result of the exercise of an Award, or (ii) delivering to the Company Shares that have been owned by the Grantee for more than six (6) months, unless the delivery of Shares is otherwise exempt from Section 16 of the Exchange Act. A Grantee who has made an election pursuant to this Section 0 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Shares so applied or delivered for the withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding and shall be cancelled upon receipt by the Company.”

10.	The first paragraph of Section 19.1 of the Plan is amended by restatement in its entirety as follows:

“Company is Not the Survivor

19.1 Except as may otherwise be provided in an Award Agreement, the Administrator shall have the authority, in its absolute discretion, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition in which the Company is not the surviving corporation, or at the time of an actual Corporate Transaction or Related Entity Disposition in which the Company is not the surviving corporation, without shareholder approval (a) to cancel each outstanding Award upon payment in cash to the Grantee, of the amount by which any cash and the Fair Market Value of any other property which the Grantee would have received as consideration for the Shares covered by the Award if the Award had been exercised before such Corporate Transaction or Related Entity Disposition exceeds the exercise price of the Award, or (b) to negotiate to have such Award assumed by the surviving corporation. The determination as to whether the Company is the surviving corporation is at the sole and absolute discretion of the Administrator.”

11.	Section 19.2 of the Plan is amended by restatement in its entirety as follows:

“Company is the Survivor

In the event of a Corporate Transaction or Related Entity Disposition in which the Company is the surviving corporation, the Administrator shall, subject to any required regulatory approvals, determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Awards may be exercised, and the exercise price at which outstanding Awards may be exercised. The Administrator shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result.”

12.	Section 28 of the Plan is amended by restatement in its entirety as follows:

“AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN OR AWARDS

The Board may amend, suspend or terminate this Plan at any time and for any reason. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Shareholder approval shall be required for the following types of amendments to this Plan: (i) any increase in Maximum Number of Shares issuable under the Plan except for a proportional increase in the Maximum Number as a result of stock split or stock dividend, or a change from a fixed Maximum Number of Shares to a fixed maximum percentage, (ii) any change to those persons who are entitled to become participants under the Plan which would have the potential of broadening or increasing Insider participation, or (iii) the addition of any form of financial assistance or amendment to a financial assistance provision which is more favourable to Grantees.

Further, the Board may, in its discretion, determine that any amendment should be effective only if approved by the shareholders even if such approval is not expressly required by this Plan or by law. No Award may be granted during any suspension of this Plan or after termination of this Plan.

Any amendment, suspension or termination of this Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. At any time and from time to time, the Administrator may amend, modify, or terminate any outstanding Award or Award Agreement without approval of the Grantee; provided however, that subject to the applicable Award Agreement, no such amendment, modification or termination shall, without the Grantee’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination unless required by Applicable Law.

Notwithstanding any provision herein to the contrary, the Administrator shall have broad authority to amend this Plan or any outstanding Award under this Plan without shareholder approval or approval of the Grantee to the extent necessary or desirable (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations, or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code or the excise tax imposed by Section 4999 of the Code.

Further, notwithstanding any provision herein to the contrary, and subject to Applicable Law, the Administrator may, in its absolute discretion, amend or modify this Plan without shareholder approval (i) to correct any defect or supply any omission or reconcile any inconsistency in this Plan or to make any other such amendments which are of a “housekeeping” or clerical nature; (ii) to change the vesting provisions of an Award granted hereunder, as applicable; (iii) to change the termination provision of an Award granted hereunder, as applicable, which does not entail an extension beyond the original expiry date of such Award; (iv) the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Maximum Number; and (v) with respect to non-Insiders, to amend the exercise price of an Award or extend the expiry period of an Award.”

13.	Section 30 of the Plan is amended by restatement in its entirety as follows:

“EXCHANGE AND BUYOUT OF AWARDS

The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Grantees, and subject to any required shareholder or regulatory approvals, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may at any time buy from a Grantee an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Grantee may agree.”

14.	Section 31 of the Plan is amended by restatement in its entirety as follows:

“APPLICABLE TRADING POLICY

The Administrator and each Eligible Participant will ensure that all actions taken and decisions made by the Administrator or an Eligible Participant, as the case may be, pursuant to this Plan comply with any Applicable Laws and policies of the Company relating to insider trading or Black-out Periods.

Should the expiry date for an Option fall within a Black-out Period, or within nine (9) business days following the expiration of a Black-out Period, such expiry date shall be automatically extended without any further act or formality to that day which is the tenth (10th) business day after the end of the Black-out Period, such tenth business day to be considered the expiry date for such Option for all purposes under the Plan.

For the purposes of this provision, “Black-out Period” means an interval of time during which the Company has determined that one or more Eligible Participants may not trade any securities of the Company because they may be in possession of undisclosed material information pertaining to the Company, or when in anticipation of the release of quarterly or annual financials, to avoid potential conflicts associated with a company’s insider-trading policy or applicable securities legislation, (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Company or in respect of an Insider, that Insider, is subject).”

15.	Except as modified herein and with respect to minor typographical and conforming changes, the Plan is hereby specifically ratified and affirmed.

The Directors of the Company have executed resolutions by written consent approving and adopting these amendments effective as of the date below.

These amendments to the Plan are adopted by the Company effective as of the ______ day of October, 2008.

NORD RESOURCES CORPORATION

By:

John Perry
Chief Executive Officer

0

NORD RESOURCES CORPORATION

1 WEST WETMORE ROAD, SUITE 203
TUCSON, ARIZONA 85705

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wayne M. Morrison and John T. Perry as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Nord Resources Corporation held of record by the undersigned on September 5, 2008, at the Annual Meeting of Stockholders to be held at the Embassy Suites located at 3110 East Skyline Drive, Tucson, Arizona, 85718, on October 15, 2008 or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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